Attachment A

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GRUPO CARSO, S.A.B. DE C.V.

Avenida Miguel de Cervantes Saavedra 255

Colonia Granada

11520 Ciudad de Mexico, Distrito Federal

Mexico

TICKER SYMBOL: “GCARSO”

INFORMATION BROCHURE ON CORPORATE REORGANIZATION PURSUANT TO ARTICLE 35 AND

ANNEX P OF THE GENERAL PROVISIONS APPLICABLE

TO SECURITIES ISSUERS AND OTHER STOCK MARKET PARTICIPANTS

Mexico City, Federal District, October 20, 2010

This reorganization involves the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document have been prepared in accordance with foreign accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Pursuant to Article 35 of the General Provisions Applicable To Securities Issuers and Other Stock Market Participants published in the Official Gazette of the Federation on March 19th, 2003, as amended from time to time (the “Provisions”), Grupo Carso, S.A.B. de C.V. (indistinctly, “GCARSO” or the “Issuer”) hereby informs its shareholders and the investing public about the potential spin-off of GCARSO (the “Spin-off”).

Brief Summary of the Transaction

The Spin-off consists of the execution of a series of corporate actions to spin-off GCARSO and several of its subsidiaries, which shall result in the incorporation of (i) a public stock corporation with variable capital called Inmuebles Carso, S.A.B. de C.V. (“Inmuebles Carso”) which, as a result of the Spin-off, shall own directly or indirectly, through its subsidiaries, several real-estate properties currently owned by GCARSO and its subsidiaries; and (ii) a public stock corporation with variable capital called Minera Frisco, S.A.B. de C.V. (“Minera Frisco” and, jointly with Inmuebles Carso, the “Spin-off Companies”) which, as a result of the Spin-off, shall own and hold directly or indirectly, through its subsidiaries, several real-estate properties and concessions that currently form part of the mining assets owned by GCARSO and its subsidiaries.

Inmuebles Carso will be a holding company with several subsidiaries, whose principle objective will be to acquire, sell, develop and lease the real-estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs.

Minera Frisco will be a holding company with several subsidiaries, whose principle objective will be to explore and exploit mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver).

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Subject to obtaining the corresponding approvals, the shares of capital stock of both Inmuebles Carso and Minera Frisco shall be registered in the National Securities Registry (“RNV” as abbreviated in Spanish) and shall be traded in the Bolsa Mexicana de Valores, S.A.B. de C.V., (the “Stock Exchange”).

Characteristics of the Share Certificates Before and After the Transaction

Shares Representing the Capital Stock of GCARSO

As a result of the Spin-off, the shares of capital stock of GCARSO shall only change their net worth and market value. Except for prior amendments, the shares of GCARSO shall keep their current characteristics. Changes to their market value shall be governed by the procedure for public auctions to determine the price of the shares which the Stock Exchange has established for such purposes. After the Spin-off, the shareholders of GCARSO shall continue to hold the shares of capital stock of GCARSO that they currently hold. The shares representing the capital stock of GCARSO shall continue to trade on the Stock Exchange with the ticker symbol “GCARSO.”

Each shareholder of GCARSO shall hold the same number of shares of capital stock of Inmuebles Carso and Minera Frisco.

American Depositary Receipts (“ADRs”) of GCARSO are traded in the over the counter market. Their underlying assets are ordinary participation certificates whose underlying assets are, in turn, shares of capital stock of GCARSO. ADRs grant to the holders thereof full ownership property rights and limited corporate rights, since their underlying assets are ordinary participation certificates issued by a neutral investment trust according to the provisions of Articles 18 and 19 of the Foreign Investment Law. The proportion for series A-1 shares with respect to the ADRs is two shares for each ADR.

Shares Representing the Capital Stock of Inmuebles Carso

Subject to obtaining the corresponding approvals and favorable opinion, the shares representing the capital stock of Inmuebles Carso shall be registered in the RNV and traded in the Stock Exchange for listing and trading in Mexico. The shares representing the minimum fixed capital of Inmuebles Carso shall be series B-1 shares and the shares representing the variable portion of its capital stock shall be series B-2 shares. Both series of shares will have full voting rights.

The number of outstanding shares representing the capital stock of Inmuebles Carso initially shall be equivalent to the number of outstanding shares representing the capital stock of GCARSO on the date in which the Spin-off becomes fully effective. Shareholders of GCARSO shall be entitled to receive one share of Inmuebles Carso for each share of GCARSO that they hold. On the effective date of the Spin-off, Inmuebles Carso shall have 2,745,000,000 shares issued and outstanding minus the number of shares that GCARSO keeps in the treasury, on that same date, according to the repurchase program of its own shares according to the provisions of Article 56 of the Securities Exchange Law (“LMV” as abbreviated in Spanish).

Once the shares representing the capital stock of Inmuebles Carso have been registered in the RNV and are included in the list of securities suitable for trading in the Stock Exchange, the shares of Inmuebles Carso shall be distributed through the securities deposit institution S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), according to the notice that GCARSO shall publish to inform its shareholders as established by the Provisions. With respect to shareholders of ADRs, the distribution method for the shares of capital stock of Inmuebles Carso shall be carried out through the depositary of the ADR program by establishing a new ADR program for Inmuebles Carso. In any case, the terms and conditions for this process shall be notified in due course through the depositary according to the procedure established by the corresponding deposit agreement and subject to the provisions of securities offerings in the United States of America.

Shares Representing the Capital Stock of Minera Frisco

Subject to obtaining the corresponding approvals and favorable opinion, the shares representing the capital stock of Minera Frisco shall be registered in the RNV and traded in the Stock Exchange for listing and trading in

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Mexico. The shares representing the minimum fixed capital of Minera Frisco shall be series A-1 shares and the shares representing the variable portion of its capital stock shall be series A-2 shares. Both series of shares will have full voting rights.

The number of outstanding shares representing the capital stock of Minera Frisco initially shall be equivalent to the number of outstanding shares representing the capital stock of GCARSO on the date in which the Spin-off becomes fully effective. Shareholders of GCARSO shall be entitled to receive one share of Minera Frisco for each share of GCARSO that they hold. On the effective date of the Spin-off, Minera Frisco shall have 2,745,000,000 shares issued and outstanding minus the number of shares that GCARSO keeps in the treasury, on that same date, according to the repurchase program of its own shares according to the provisions of Article 56 of the LMV.

Once the shares representing the capital stock of Minera Frisco have been registered in the RNV and are included in the list of securities suitable for trading in the Stock Exchange, the shares of Minera Frisco shall be distributed through Indeval, according to the notice that GCARSO shall publish to inform its shareholders as established by the Provisions. With respect to shareholders of ADRs, the distribution method for the shares of capital stock of Minera Frisco shall be carried out through the depositary of the ADR program by establishing a new ADR program for Minera Frisco. In any case, the terms and conditions for this process shall be notified in due course through the depositary according to the procedure established by the corresponding deposit agreement and subject to the provisions of securities offerings in the United States of America.

The shares representing the capital stock of GCARSO are registered in the RNV and traded in the Stock Exchange with the ticker symbol “GCARSO”. The registration in the RNV is not equivalent to a certificate of good standing for the shares, the solvency of the Issuer or the accuracy or truth of the information included in this statement, nor does it validate acts, if any, which have been made in contravention of the laws.

The complete text of this “Information Brochure on Corporate Reorganization prepared pursuant to Article 35 and Annex P of the General Provisions Applicable To Securities Issuers and Other Stock Market Participants” is available for the shareholders of GCARSO in the Department of Relationships with Investors of GCARSO in the offices located at Paseo de las Palmas número 736, Colonia Lomas de Chapultepec, C.P. 11000, Ciudad de Mexico, Distrito Federal, Mexico, Atn: Ing. Jorge Serrano Esponda, telephone number (5255) 5625-4900, ext. 6617, e-mail: jserranoe@inbursa.com. The electronic version of this Information Brochure is available for the investing public on the website of GCARSO: http://www.gcarso.com.mx, and on the website of the Stock Exchange: http://www.bmv.com.mx.

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INDEX

1.	TERMS AND DEFINITIONS

2.	EXECUTIVE SUMMARY

3.	DETAILED INFORMATION REGARDING THE SPIN-OFF
3.1	Detailed Description of the Spin-off
3.2	Purpose of the Spin-off
3.3	Expenses Derived from the Spin-off
3.4	Approval Date of the Spin-off
3.5	Date for the Exchange of Shares
3.6	Characteristics of the Negotiable Instruments
3.7	Accounting Policy for the Spin-off
3.8	Tax Consequences of the Spin-off
3.9	Approvals and Consents

4.	INFORMATION ABOUT EACH OF THE PARTIES INVOLVED
4.1	GCARSO
4.1.1	Corporate Name
4.1.2	Business Description
4.1.3	Recent Events
4.1.4	Capital Structure
4.2	Inmuebles Carso
4.2.1	Corporate Name
4.2.2	Business Description
4.2.3	Capital Structure
4.3	Minera Frisco
4.3.1	Corporate Name
4.3.2	Business Description
4.3.3	Capital Structure

5.	RISK FACTORS
5.1	Risk Factors Inherent to GCARSO
5.2	Risk Factors Inherent to the Spin-off
5.3	Risk Factors Inherent to Inmuebles Carso and Minera Frisco

6.	SELECTED FINANCIAL INFORMATION

7.	MANAGEMENT DISCUSSION AND ANALYSIS ON THE RESULTS OF OPERATIONS AND FINANCIAL POSITION OF THE ISSUER
7.1	Operating Results
7.2	Financial Position, Liquidity and Capital Resources

8.	RESPONSIBLE PARTIES

9.	ANNEXES
A.	External auditor’s opinion on the quantification of the Spin-off and its incorporation into the financial statements.

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1.	TERMS AND DEFINITIONS

“ADRs”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Spin-Off Meeting”	Shall mean the Extraordinary Shareholders Meeting of GCARSO that, according to the call published in the newspapers El Universal, El Financiero and El Economista on October 19, 2010 by the resolution of the Board of Directors of GCARSO, will be held on November 4, 2010, which shall submit for consideration of the shareholders, among other themes, the Spin-off described in this Information Brochure.

“Stock Exchange”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“CFC”	Shall mean the Federal Antitrust Commission [Comisión Federal de Competencia].

“CICSA”	Shall mean the company Carso Infraestructura y Construcción, S.A.B. de C.V.

“CNBV”	Shall mean the National Banking and Securities Commission [Comisión Nacional Bancaria y de Valores].

“Conductores Latincasa”	Shall mean the company Conductores Latincasa, S.A. de C.V.

“Provisions”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Dorian’s Tijuana”	Shall mean the company Dorian’s Tijuana, S.A. de C.V.

“EBITDA”	Shall mean earnings before interest, tax, depreciation and amortization.

“Spin-off”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Information Brochure”	Shall mean this informational statement on the Spin-off prepared for the purposes established by Article 35 of the Provisions and in the terms established in Annex P thereof.

“Information Brochure of Listings”	Shall have the meaning ascribed in Section 3.6 of this Information Brochure.

“GCARSO” and the “Issuer”	Shall have the meaning ascribed to them in the cover page of this Information Brochure.

“Grupo Condumex”	Shall mean the company Grupo Condumex, S.A. de C.V.

“Grupo PC Constructores”	Shall mean the company Grupo PC Constructores, S.A. de C.V.

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“Grupo Sanborns”	Shall mean the company Grupo Sanborns, S.A. de C.V.

“IEM”	Shall mean the company IEM, S.A. de C.V.

“Indeval”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Inmobiliaria para el Desarrollo de Proyectos”	Shall mean the company Inmobiliaria para el Desarrollo de Proyectos, S.A. de C.V.

“Inmuebles Carso”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Inmuebles Cantabria”	Shall mean the company Inmuebles Cantabria, S.A. de C.V.

“Inmuebles General”	Shall mean the company Inmuebles General, S.A. de C.V

“LGSM”	Shall mean the General Mercantile Corporations Law [Ley General de Sociedades Mercantiles].

“LMV”	Shall mean the Securities Exchange Law [Ley del Mercado de Valores].

“Logtec”	Shall mean the company Logtec, S.A. de C.V.

“Mexico”	Shall mean the United Mexican States.

“Minera Frisco”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Minera María”	Shall mean the company Minera María, S.A. de C.V.

“Minera Real de Ángeles”	Shall mean the company Minera Real de Ángeles, S.A. de C.V.

“Minera San Francisco del Oro”	Shall mean the company Minera San Francisco del Oro, S.A. de C.V.

“Minera Tayahua”	Shall mean the company Minera Tayahua, S.A. de C.V.

“FRS”	Shall mean Financial Reporting Standards issued by the Mexican Council for Research and Development of Financial Information Standards [Centro de Investigación y Desarrollo del Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera, A.C.]

“Pesos”	Shall mean the currency of legal tender in Mexico.

“Promotora Musical”	Shall mean the company Promotora Musical, S.A. de C.V.

“Promotora Sanborns”	Shall mean the company Promotora Sanborns, S.A. de C.V.

“Annual Report 2009”	Shall mean the annual report submitted by GCARSO according to the Provisions for the year ending on December 31, 2009.

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“RNV”	Shall have the meaning ascribed in the cover page of this Information Brochure.

“Sanborn Hermanos”	Shall mean the company Sanborn Hermanos, S.A.

“Sears Mexico”	Shall mean the company Sears Roebuck de Mexico, S.A. de C.V.

“Selmec”	Shall mean the company Sociedad Electromecánica, S.A. de C.V.

“Servicios Condumex”	Shall mean the company Servicios Condumex, S.A. de C.V.

“Spin-off Companies”	Shall have the meaning ascribed in the cover page of this Information Brochure.

2.	EXECUTIVE SUMMARY

This summary does not purport to contain all the information that might be relevant to the Spin-off described herein, but is only a brief description of the most important aspects thereof and, therefore, is complemented with the more detailed information and the financial information included in other sections in this Information Brochure and in the Annual Report 2009, which is available for the shareholders and the general public in the Department of Relationships with Investors of GCARSO as well as on the websites of GCARSO: http://www.gcarso.com.mx, and of the Stock Exchange: http://www.bmv.com.mx.

The Spin-off shall be carried out by executing a series of corporate actions to spin-off GCARSO and several of its subsidiaries, which shall result in the incorporation of two public stock corporations with variable capital: Inmuebles Carso and Minera Frisco.

Inmuebles Carso shall be a holding company, whose subsidiaries shall own part of the current real-estate properties of GCARSO, including real-estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs.

Minera Frisco shall be a holding company, whose subsidiaries will be dedicated primarily to exploring and exploiting mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver).

The Spin-off is subject to various conditions, including, (i) approval by the Spin-Off Meeting; and (ii) various governmental authorizations.

Subject to obtaining authorization from the CNBV and the favorable opinion of the Stock Exchange, shares of capital stock of both Inmuebles Carso and Minera Frisco shall be listed on the Stock Exchange preferably as of January 3, 2011.

3.	DETAILED INFORMATION REGARDING THE SPIN-OFF

3.1	Detailed Description of the Spin-off

GCARSO is a holding company with several subsidiaries operating in different sectors of the national economy. The main business of GCARSO is divided into the industrial, commercial and infrastructure and construction fields, although GCARSO also has profitable businesses in other sectors, most notably the mining and the hotel industries. For more information regarding GCARSO’s business, see section “INFORMATION ABOUT EACH OF THE PARTIES INVOLVED – GCARSO – Business Description” of this Information Brochure and the Annual Report 2009, which is available for the shareholders and the general public in the Department of Relationships with Investors of GCARSO as well as on the websites of GCARSO: http://www.gcarso.com.mx, and of the Stock Exchange: http://www.bmv.com.mx.

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The following tables show in chart form the current corporate structure and subsidiaries of GCARSO:

Hotel Division

Commercial Division

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Mining Division

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Industrial Division

The Spin-off shall consist of a series of corporate actions resulting in GCARSO: (i) transferring in bulk to Inmuebles Carso part of its assets, liabilities and capital, including the shares representing the capital stock of several companies that currently are or as a result of the spin-off of certain subsidiaries of GCARSO shall be subsidiaries of GCARSO and that, directly or indirectly, are and/or shall be, as the case may be, owners of real-estate properties used as offices and commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs; and (ii) transferring in bulk to Minera Frisco part of its assets, liabilities and capital, including the shares representing the capital stock of several companies that currently are subsidiaries of GCARSO and that, among other activities, explore and exploit mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver). The Spin-off shall be carried out according to the procedure established by the LGSM.

The Spin-off shall be carried out in several stages. During the first stages, various direct or indirect subsidiaries of GCARSO shall spin-off in order to separate their real-estate property from their commercial operations; thereby making it easier to implement the Spin-off. As of the date of this Information Brochure, general shareholders’ meetings of various companies of GCARSO have been called, and in some cases, held to resolve their spin-offs subject to (i) compliance with the requirements of Article 228 bis of the LGSM, and (ii) the Spin-off entering into force and effect.

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Companies whose shares will be directly or indirectly contributed to Inmuebles Carso as a result of the Spin-off are the following:

(i)	Grupo Calinda, S.A. de C.V.;

(ii)	Hoteles Calinda, S.A. de C.V.;

(iii)	Imsalmar, S.A. de C.V.;

(iv)	Sistema Traveler’s Plus, S.A. de C.V.;

(v)	Hipocampo, S.A. de C.V.;

(vi)	Hotel Roma, S.A. de C.V.;

(vii)	Hotel Geneve, S.A. de C.V.;

(viii)	Castilleja Holdco Corporation;

(ix)	7470 Highway 530, LLC;

(x)	Castilleja, S.A. de C.V.;

(xi)	Compañía de Servicios Ostar, S.A. de C.V.;

(xii)	Grupo Condumex, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of two new spin-off companies without Grupo Condumex being extinguished; and (b) such spin-off companies shall not form part of the economic group led by Inmuebles Carso;

(xiii)	Proyectos y Construcciones Procisa, S.A. de C.V., provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Construcciones Procisa, S.A. de C.V. being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xiv)	Logtec, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Logtec being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xv)	The company resulting from the spin-off of Tenedora de Empresas de Materiales de Construcción, S.A. de C.V.;

(xvi)	Inmobiliaria Aluminio, S.A. de C.V.;

(xvii)	Inmobiliaria Aluder, S.A. de C.V.;

(xviii)	Servicios Condumex, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Servicios Condumex being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xix)	IEM, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without IEM being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xx)	The company resulting from the spin-off of Industrias Apaseo, S.A. de C.V.;

(xxi)	Arrendadora Apaseo, S.A. de C.V.;

(xxii)	Selmec, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Selmec being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

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(xxiii)	Inelmec, S.A. de C.V.;

(xxiv)	Conductores Latincasa, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Conductores Latincasa being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xxv)	Inmuebles Cantabria, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of two new spin-off companies without Inmuebles Cantabria being extinguished; and (b) such spin-off companies shall not form part of the economic group led by Inmuebles Carso;

(xxvi)	Promociones del Pedregal, S.A. de C.V.;

(xxvii)	Inmuebles y Servicios Mexicanos, S.A. de C.V.;

(xxviii)	Club de Golf Cuernavaca, S.A. de C.V.;

(xxix)	The company resulting from the spin-off of Grupo Sanborns, S.A. de C.V.;

(xxx)	Sears Mexico, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Sears Mexico being extinguished; and (b) such spin-off company shall not form part of the economic group led by Inmuebles Carso;

(xxxi)	Inmose, S.A. de C.V.;

(xxxii)	Dorian’s Tijuana, S.A. de C.V.;

(xxxiii)	Inmuebles General, S.A. de C.V.;

(xxxiv)	Conjunto Cervantes Saavedra, S.A.P.I. de C.V.;

(xxxv)	Atrios de Chapultepec, S.A. de C.V.;

(xxxvi)	Promotora Sanborns;

(xxxvii)	Bajasur, S.A. de C.V.;

(xxxviii)	Bienes Raíces de Acapulco, S.A. de C.V.;

(xxxix)	Desarrollo Sagesco, S.A. de C.V.;

(xl)	Productos Chase, S.A. de C.V.;

(xli)	Inmuebles Comerciales Mexicanos, S.A. de C.V.;

(xlii)	Central Inmobiliaria de Mexico, S.A. de C.V.;

(xliii)	Inmobiliaria Diana Victoria, S.A. de C.V.;

(xliv)	Inmobiliaria Buenavista, S.A.;

(xlv)	Acolman, S.A. de C.V.;

(xlvi)	Inmobiliaria Ciudad del Sol, S.A. de C.V.;

(xlvii)	Operaciones e Inversiones, S.A.;

(xlviii)	Impulsora de Empresas y Exportaciones, S.A. de C.V.;

(xlix)	Santepec, S.A. de C.V.;

(l)	Promotora Inmobiliaria Fresno, S.A. de C.V.;

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(li)	Inmobiliaria para el Desarrollo de Proyectos;

(lii)	Inmobiliaria Insurgentes de Acapulco, S.A. de C.V.;

(liii)	Proyectos Educativos Inmobiliarios, S.A. de C.V.;

(liv)	Asociación Pediátrica, S.A. de C.V.;

(lv)	Centro Histórico de la Ciudad de Mexico, S.A. de C.V.;

(lvi)	Administradora de Personal de Centros Comerciales, S.A. de C.V. and

(lvii)	The company resulting from the spin-off of Minera María.

Additionally, companies whose shares will be directly or indirectly contributed to Minera Frisco as a result of the Spin-off are the following:

(i)	One of the two spin-off companies resulting from the split from Inmuebles Cantabria;

(ii)	One of the two spin-off companies resulting from the split from Grupo Condumex;

(iii)	Minera San Francisco del Oro;

(iv)	Minera Real de Ángeles;

(v)	Compañía San Felipe, S.A. de C.V.;

(vi)	Compañía Internacional Minera, S.A. de C.V.;

(vii)	Minera María, provided that (a) this company shall also be spun-off in the near future and such split shall result in the incorporation of a new spin-off company without Minera María being extinguished; and (b) such spin-off company shall not form part of the economic group led by Minera Frisco, but shall form part of the financial group led by Inmuebles Carso;

(viii)	Minera Tayahua;

(ix)	Compañía Minera Tayahua, S.A. de C.V.;

(x)	Construcciones y Servicios Frisco, S.A. de C.V.; and

(xi)	Servicios Minera Real de Ángeles, S.A. de C.V.

According to the call to the Spin-Off Meeting published on October 19, 2010 in the newspapers El Universal, El Financiero and El Economista, on November 4, 2010, the Spin-off shall be submitted to the consideration of the shareholders whereby GCARSO shall be spun-off without being extinguished, as the spinning-off company and the Spin-off Companies shall be governed by the LGSM and the LMV.

Following the conclusion of the Spin-Off Meeting, the minutes that will be prepared shall be formalized by a notary public and the first official transcription of the corresponding public deed shall be recorded in the Public Registry of Commerce of the Federal District. Furthermore, an excerpt of the resolutions concerning the Spin-off shall be published in the Official Gazette of the Federation and, at least, one of the most widely read newspapers in the Federal District. Once the aforementioned first transcription is recorded and following the publication of the excerpt of the resolutions as mentioned above, any shareholder or group of shareholders representing at least 20% of the capital stock of GCARSO or any creditor with a legal interest shall have a term of 45 calendar days to object to the Spin-off.

At the Spin-Off Meeting, December 31, 2010 shall be proposed to the shareholders as the preferable effective date for the Spin-off; provided that on this date (i) the aforementioned 45 day term mentioned in the preceding paragraph has elapsed; and (ii) the conditions to which the Spin-off is subject have been complied with. In the event that the conditions to which the Spin-off is subject are complied with after December 31, 2010, the Spin-off shall be effective as of the last day of the calendar month in which the last of such conditions is met.

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Moreover, following the conclusion of the Spin-Off Meeting, GCARSO shall initiate the corresponding filings so the shares representing the capital stock of both Inmuebles Carso and Minera Frisco shall be registered in the RNV. Once (i) the Spin-off becomes effective; (ii) the CNBV has recorded the shares representing the capital stock of Inmuebles Carso and Minera Frisco, respectively, in the RNV; and (iii) the Stock Exchange has given a favorable opinion for the latter to be listed as securities suitable to trade in such stock market, then the shares representing the capital stock of each of the Spin-off Companies shall be provided to their legitimate titleholders. With respect to the share certificates that are not deposited in Indeval, the shares shall be exchanged by submitting and swapping the outstanding certificates issued by GCARSO; therefore, the shareholders shall be entitled to receive one share of GCARSO, one share of Inmuebles Carso and one share of Minera Frisco included in the new certificates, for each share of GCARSO that they own, once the Spin-off becomes effective. Regarding the certificates deposited in Indeval, the shares shall be exchanged according to the terms of the notice that GCARSO shall publish in due course to inform its shareholders in compliance with the procedures established by the applicable legal provisions. One share of GCARSO, one share of Inmuebles Carso and one share of Minera Frisco shall correspond to each outstanding share representing the capital stock of GCARSO that they own, once the Spin-off becomes effective. Additionally, by the corresponding communications, the shareholders shall be notified that the shares shall be exchanged according to the preceding procedures as well as the date in which the shares representing the capital stock of Inmuebles Carso and Minera Frisco shall begin to trade independently in the Stock Exchange.

While the shares representing the capital stock of Inmuebles Carso and Minera Frisco are not handed to the shareholders according to the procedures described in the preceding paragraph, there shall be no independent certificates that cover these shares and, therefore shareholders may not separately acquire, sell or transfer the shares representing the capital stock of Inmuebles Carso and Minera Frisco.

The following table shows in chart form the corporate structure of GCARSO and subsidiaries; Inmuebles Carso and subsidiaries; and Minera Frisco and subsidiaries once the Spin-off has concluded:

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Inmuebles Carso, through its subsidiaries, shall hold 290 real-estate properties located in Mexico except for one that is located in Florida, United States of America. As stated above, these real-estate properties are currently used by GCARSO and its subsidiaries as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs. In some cases, the aforementioned real-estate properties are being used by the subsidiaries of GCARSO that shall be spun-off, while in other cases, they are used by other subsidiaries of GCARSO that are not intervening in the Spin-off according to the lease agreements executed according to market terms. It is important to state that, in the near future, following the conclusion of the Spin-off, the real-estate properties that shall be owned by the subsidiaries of Inmuebles Carso and that are used by subsidiaries of GCARSO shall be leased to said companies at market price.

Furthermore, Minera Frisco, through its subsidiaries, shall hold many mining and use of water concessions, as well as many real-estate properties above the ground and other assets that are necessary to explore and exploit mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver) in the different regions of Mexico.

3.2	Purpose of the Spin-off

The purpose of the Spin-off consists of the incorporations of (i) a new public stock corporation with variable capital that, through its subsidiaries, will hold the current real-estate properties of GCARSO, including those used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs, whose shares will be traded in the Stock Exchange; and (ii) a new public stock corporation with variable capital that, through its subsidiaries, will explore and exploit mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver), whose shares will be traded in the Stock Exchange.

3.3	Expenses Derived from the Spin-off

All notary costs, fees and other expenses incurred as a result of the legal actions in light of the Spin-off shall be borne by GCARSO; except those which by their very nature, must be paid by Inmuebles Carso, Minera Frisco or any of their subsidiaries.

3.4	Approval Date of the Spin-off

On December 8, 2008, the Board of Directors of GCARSO authorized (i) the assessment of its real-estate assets to define which would be included in a new spin off company of GCARSO and whose shares would be listed in the Stock Exchange, and (ii) the commencement of the necessary procedures to obtain the corresponding authorizations.

Thereafter, on August 24, 2010, the Board of Directors of GCARSO held a meeting to address several issues including informing about the progress of the assessment to determine which of the real-estate assets would be included in a new spin off company of GCARSO in the event that the Issuer’s General Shareholders’ Meeting authorized it. Additionally, on such date, the Board of Directors of GCARSO resolved to submit, in due course, for authorization of the Issuer’s General Shareholders’ Meeting the possibility of spinning off its mining assets into a new company, different from the company mentioned above; provided that the shares of capital stock of the two Spin-off Companies would be listed in the Stock Exchange, like those of GCARSO. In addition, the Board of Directors of GCARSO authorized the commencement of the necessary formalities to, if applicable, obtain the corresponding authorizations and confirmations.

On November 4, 2010, as provided for in the call published in the newspapers El Universal, El Financiero and El Economista on October 19, 2010, by resolution of the Board of Directors of GCARSO, the Spin-Off Meeting

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shall be held to address several issues, including submitting for consideration of the shareholders the Spin-off described in this Information Brochure. According to the terms of Article 35 of the Provisions, this document shall be submitted to the CNBV, the Stock Exchange and the general public precisely on the next business day following the publication date of the call for the Spin-Off Meeting.

3.5	Date for the Exchange of Shares

By the notices published in due course as per the terms of 3.4 above, the shareholders of GCARSO shall be informed about the date and manner in which the shares representing the capital stock of both Inmuebles Carso and Minera Frisco shall be distributed as well as the date that the same shall start to trade on the Stock Exchange. With respect to the shares representing the capital stock of GCARSO that are not deposited in Indeval, the shares shall be exchanged by submitting and swapping the outstanding certificates issued by GCARSO; therefore, the shareholders shall be entitled to receive one share of GCARSO, one share of Inmuebles Carso and one share of Minera Frisco included in the new certificates, for each share of GCARSO that they own, once the Spin-off becomes effective. Regarding the certificates deposited in Indeval, the shares shall be exchanged according to the terms of the notice that GCARSO shall publish in due course to inform its shareholders in compliance with the procedures established by the applicable legal provisions. One share of GCARSO, one share of Inmuebles Carso and one share of Minera Frisco shall correspond to each outstanding share representing the capital stock of GCARSO that they own, once the Spin-off becomes effective. As of the date in which the shares are exchanged, the following actions are expected to be carried out:

•	The shares representing the capital stock of Inmuebles Carso shall start to be traded in the Stock Exchange;

•	The shares representing the capital stock of Minera Frisco shall start to be traded in the Stock Exchange; and

•

The shareholders of GCARSO and, consequently, both Inmuebles Carso and Minera Frisco may be able to negotiate separately the shares representing the capital stock of GCARSO and of such Spin-off Companies.

It is expected that January 3, 2011 will be, preferably, the first date of trading on the Stock Exchange of the shares of the capital stock of both Inmuebles Carso and Minera Frisco.

3.6	Characteristics of the Negotiable Instruments

As a result of the Spin-off, the shares of capital stock of GCARSO shall only change their net worth and market value. Except for any prior amendments, the shares of GCARSO shall keep their current characteristics. Changes to their market value shall be governed by the procedure for public auctions to determine the price of the shares, which the Stock Exchange has established for such purposes. After the Spin-off, the shareholders of GCARSO shall continue to hold the shares of capital stock of GCARSO that they currently hold. The shares representing the capital stock of GCARSO shall continue to trade on the Stock Exchange with the ticker symbol “GCARSO.”

Each shareholder of GCARSO shall be the holder of the same number of shares of capital stock of each of Inmuebles Carso and Minera Frisco.

In due course, as a result and prior to the registration of the shares representing the capital stock of Inmuebles Carso and Minera Frisco in the RNV and their listing as securities suitable for trading on the Stock Exchange without any public offering, both Inmuebles Carso and Minera Frisco shall provide the information brochure according to Annex H of the Provisions (each, an “Information Brochure of Listings”). The characteristics of the negotiable instruments of the authorized capital stock of the Spin-Off Companies will be described in the Information Brochure of Listings.

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3.7	Accounting Policy for the Spin-off

The accounting policy for the Spin-off shall basically consist of separating the consolidated financial statements of Grupo Carso into three groups: (i) Inmuebles Carso, whose principle objective is to acquire, sell, develop and lease the real-estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments, and country clubs and/or golf clubs; (ii) Minera Frisco, whose principle objective is to explore and exploit mining claims for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver); and (iii) GCARSO, whose principle objective is to acquire, control and manage subsidiaries engaged directly or indirectly in the manufacture, distribution and sale of the infrastructure and construction, industrial and commercial business.

The separation consists of identifying the assets and liabilities of Inmuebles Carso and Minera Frisco related to their main activity as well as separating them from GCARSO’s assets and liabilities. Both Inmuebles Carso and Minera Frisco shall carry out their consolidation or combination, as the case may be, pursuant to FRS B-8 “Consolidated and Combined Financial Statements”. The implementation of FRS is consistent with respect to the consolidated financial information of GCARSO audited to December 31, 2009. Therefore, in order to properly interpret the selected financial information presented in this brochure with figures as of June 30, 2010, please read this information together with the audited financial statements for the years ending on December 31, 2009 and 2008 as well as their notes attached.

3.8	Tax Consequences of the Spin-off

Following the conclusion of the Spin-off, the shareholders of such company shall receive in exchange shares representing the capital stock of GCARSO, shares of Inmuebles Carso and shares of Minera Frisco, in a percentage equivalent to the one held in GCARSO on the date of the Spin-off. For purposes of Mexican taxation, shares received in exchange shall not be considered taxable income. However, each shareholder should consult their tax advisor regarding the corresponding tax consequences.

GCARSO is a holding company according to the provisions of Article 64 of the Income Tax Law. Therefore, as a result of the transfer by spin-off of the shares of certain holding companies, the tax consequences corresponding to the divestiture of these companies must be recognized.

The Spin-off is intended not to imply the transfer of assets according to the provisions of Article 14-B of the Federal Tax Code. GCARSO filed before the Tax Administration Service a written brief requesting such agency to confirm whether this provision applies to the Spin-off. The Spin-off shall be subject to obtaining such confirmation and other confirmations to be issued by the Tax Administration Service.

3.9	Approvals and Consents

With respect to the Spin-off, GCARSO, Inmuebles Carso and Minera Frisco shall require the consent of certain creditors and other participants in certain investments that shall be transferred to both Inmuebles Carso and Minera Frisco. GCARSO does not expect to obtain all such consents prior to the date of the Spin-Off Meeting and it is possible that some of them are not obtained until after a long period or shall simply not be obtained at all. In the event of not obtaining the consent for the transfer of certain investments to the Spin-off Companies, such transfers may be delayed or reversed.

With respect to the obligations of GCARSO that are transferred to Inmuebles Carso or to Minera Frisco, the consent of the significant creditors shall be required so that Inmuebles Carso or Minera Frisco, as the case may be, substitutes GCARSO in its rights and obligations. In these cases, failure to obtain the consent from the creditors shall require that GCARSO remain responsible for certain debts of the Spin-off Companies, which will accept to indemnify GCARSO for the obligations of this kind.

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Furthermore, GCARSO has obtained a favorable resolution from the CFC to execute the Spin-off.

Right to Withdraw

According to the provisions of the LGSM, a holder of shares representing the capital stock of GCARSO may, as a result of the Spin-off, be entitled to withdraw the capital representing its shares. To exercise this right to withdraw, the shareholder must vote against the Spin-off at the Spin-Off Meeting and notify its intention to exercise its right to withdraw within the next fifteen days following the date of the Spin-Off Meeting. Once these requirements have been complied with, the corresponding shareholder shall be entitled to the reimbursement of its shares in proportion to the net assets of GCARSO as shown in the latest balance sheet and annual financial statements approved by the shareholders of GCARSO.

Court Proceedings to Challenge the Spin-Off

According to the provisions of the LGSM, during the next 45 calendar days following the date of registration of the public deed certifying the minutes of the Spin-Off Meeting in the Public Registry of Commerce of the Federal District and the publication of the excerpt of the corresponding shareholders’ resolution in the Official Gazette of the Federation and, at least, in one of the most widely read newspapers in the Federal District, any shareholder or group of shareholders representing at least 20% of the capital stock of GCARSO or any creditor with a legal interest may initiate a judicial proceeding before the competent court to challenge the Spin-off. With respect to such challenge, the Spin-off may be suspended temporarily if the party who initiates the proceeding provides a bond to guarantee the damages and lost profits that may be caused to GCARSO as a result of such challenge. The temporary suspension may continue until the final court ruling has been rendered and finds that such a challenge is meritless or when an agreement is reached between the opposing party and GCARSO. Following the conclusion of the aforementioned period, and provided that the bylaws of Inmuebles Carso and Minera Frisco have been notarized and registered in the Public Registry of Commerce of the Federal District, no creditor or shareholder may challenge the Spin-off. GCARSO plans to distribute the shares representing the capital stock of Inmuebles Carso and Minera Frisco preferably as of January 3, 2011, on which date the aforementioned 45 calendar days shall have elapsed. However, this timeline may not occur and such distribution may be deferred if the Spin-off is challenged.

The legal grounds to challenge the Spin-off and the measures that the court may impose if such challenge is upheld are not specified by the Mexican legislation on the subject matter of corporations and not many precedents exist. GCARSO is incapable of foreseeing whether any shareholder or creditor shall challenge the Spin-off and, in such case, the criteria that might be followed by the competent courts if the objection is proceeded with, what steps would be followed during the proceedings or what measures shall be imposed.

4.	INFORMATION ABOUT EACH OF THE PARTIES INVOLVED

4.1	GCARSO

4.1.1	Corporate Name

Grupo Carso, S.A.B. de C.V.

4.1.2	Business Description

GCARSO is a conglomerate with presence in various sectors of the national economy. The main business activities of the group are concentrated in the following divisions: industrial, infrastructure and construction and commercial. Each of the companies of GCARSO operates autonomously and independently. They are coordinated by the Board of Directors of GCARSO and seek to streamline the operation of every company, thereby obtaining operating synergies within GCARSO and maintaining flat structures that lead to an orderly growth with adequate return.

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GCARSO is the shareholder of a group of companies, and the main companies are listed and described below:

Grupo Condumex

Grupo Condumex is a holding company that concentrates the group’s largest companies of the industrial sector. This company is comprised of four divisions:

•	Telecommunications, which produces fiber optic cable, copper wire for the telephone industry, coaxial cables and electronics;

•	Construction and Energy, which produces construction cable, magnet wire as well as power cables, transformers, industrial boilers and emergency power plants;

•	Automobile, which produces automotive cable, automotive wiring harnesses and cushions and provides logistics services;

•

Mining, which explores and exploits mining claims in several geographical regions of Mexico. In 2009, they had five units in operation: Minera Tayahua, which produces lead-silver concentrates, zinc concentrates and copper concentrates, which are sold to smelters in Mexico and abroad; Minera María, which produces copper cathode; Minera San Francisco del Oro, which produces lead-silver concentrates, zinc concentrates and copper concentrates; and Minera Real de Ángeles, “Asientos” Unit, which produces silver-lead concentrates and zinc concentrates and the “El Coronel” Unit, which produces doré bar (gold and silver).

Grupo Condumex, additionally, offers solutions or “turnkey” projects, which include engineering, design, manufacture, installation, technical assistance, operation, monitoring and maintenance in sectors such as energy, telecommunications and electronics, which allowed it to continue cornering the market. Grupo Condumex’s strategy includes strengthening its growing market and focus on offering integrated solutions for mining, construction, energy and telecommunications, seeking to maintain technological leadership, operational efficiency and financial strength that characterize it.

CICSA

CICSA is the subsidiary of GCARSO that participates in five sectors by: installing pipelines, manufacturing and services for the chemical and oil industry, infrastructure projects, civil construction and housing development. The most important information about these sectors is mentioned below:

Pipeline Installation

In Mexico and Latin America, this sector focuses on the construction, supply, engineering, design and start-up of everything needed by the telecommunications, power, water, gas and oil industries. During the recent years, it has achieved participation in the Mexican, Central American, Caribbean and South America markets, respectively.

To satisfy the needs of several clients in terms of constructing public and private telecommunication networks, it has presence through thirty offices and/or warehouses strategically distributed in the largest cities in Mexico, which is divided into five regions and offices for control purposes:

Region	Offices
Northwest	Hermosillo, Sonora
North	Monterrey, Nuevo León
Center	Guadalajara, Jalisco
Metropolitan area	Mexico City, Federal District
South	Mérida, Yucatán

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The offices and warehouses in Central America are located in Guatemala, Honduras, El Salvador and Nicaragua; in the Caribbean, in the Dominican Republic, Panama and Jamaica; and in South America, in Colombia, Ecuador, Peru, Chile, Argentina, Uruguay and Brazil.

The headquarters of this sector are located in Poniente 140 número 739, Colonia Industrial Vallejo, C.P. 02300, Mexico City, Federal District.

The principle clients of this business are telecommunication companies, oil industry, states and municipalities to whom these services are offered nationally in terms of the external plant, optic fibers and digital access network.

The backlog of the Pipeline Installation sector as of June 30th, 2010 totaled 1.220 billion Pesos.

Manufacture and Services for the Chemical and Oil Industry

This sector principally focuses, through the company Operadora CICSA, S.A. de C.V., on designing and constructing projects for the chemical, petrochemical and oil industries; including oil rigs, heat exchangers, separators, coolers and pressure vessels for the chemical and petrochemical industry as well as tubular towers for the installation of telecommunication antennas. These activities include the manufacturing of structural piping for oil rigs and bridges as well as the production of pressure pipes for pipelines (polyducts, gas pipelines and oil pipelines), drilling and completion of oil wells.

As of June 30, 2010, the manufacturing and service sector for the chemical and oil industry had a backlog of 5.204 billion Pesos.

Infrastructure Projects

This sector includes the engineering, construction and maintenance of roads and bridges, tunnels, hydroelectric plants and water treatment plants and storage dams, among others. CICSA is mindful of public and private bids and tenders for new infrastructure projects in order to participate in these and extend the number of projects it is involved with, including the construction of hydro electrical plants, aqueducts and other infrastructure works.

As of June 30, 2010, the infrastructure sector had a backlog of 11.470 billion Pesos.

Civil Construction

The principal activities of the civil construction sector include the design, engineering, management and construction of commercial, corporate and service buildings, industrial plants and facilities, shopping centers, clubs and sports clubs and the participation in projects that provide services.

These activities are carried out through CICSA’s subsidiary Grupo PC Constructores, a company specializing in the construction of several projects, from their conception until final execution. It has over 20 years of experience, a highly trained staff and specialized contractors. Historically, it has proven to be highly capable of providing solutions to the various industries such as: trade, services, industrial and infrastructure.

Grupo PC Constructores was incorporated in 1986 as a subsidiary of GCARSO and adopted its current name in 2000. Nevertheless, the precursor companies to Grupo PC Constructores have been in operation since before 1985. Currently, CICSA owns 100% of the shares of Grupo PC Constructores.

The projects carried out recently include the construction of various parking lots with a capacity of more than 1,500 cars; the construction of corporate buildings for the companies Teléfonos de Mexico, S.A.B. de C.V. and Radiomóvil Dipsa, S.A. de C.V. as well as a data center called “Tiara” in the city of Querétaro with 38,000 m2 of construction; and the construction of several hospitals called Star Médica.

As of June 30, 2010, the civil construction sector had a backlog of 3.727 billion Pesos.

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Housing Development (Urvitec)

With respect to this sector that is present in several geographical regions of Mexico, its main activities include the marketing, construction, design, projection, planning and urbanization of family and multifamily housing developments, as well as residential neighborhoods.

Urvitec initiated its operations in 1994 and has highly efficient operations compared to other companies that compete in the same sector. Moreover, it has its own property reserved to construct 40,000 housing units.

As of November 1, 2007, the date in which the merger between Casas Urvitec, S.A. de C.V. and CICSA became effective (the latter survived as the merging company), CICSA entered into the growing market of housing development in Mexico, which in turn strengthened its capacity for growth. During 2007, the company used land to construct 3,049 housing projects that were finished the same year.

The developments that are currently in the process of construction, marketing and registration are located in the cities of Reynosa, Matamoros, Nuevo Laredo and Río Bravo, all in the state of Tamaulipas, as well as in Coacalco, state of Mexico.

As of January 1, 2009, CICSA decided to adopt early the guidelines established in FRS Interpretation 14 Construction, Sale and Service Contracts related to Real-estate Properties, which supplements the regulation contained in Bulletin D-7, Construction Contracts and manufacturing of certain capital assets. In the term of contracts for the sale of real-estate properties, the criteria focus on the revenue that must be recognized when the entity has transferred to the buyer the control, in other words, the material risks and benefits inherent to the ownership of the real-estate properties (for example, with the registration of the asset sold).

As of June 30, 2010, the housing sector had a backlog of 380 million Pesos.

Grupo Sanborns

Grupo Sanborns is a subsidiary of GCARSO that is entrusted with the commercial sector. It has several subsidiaries, including the following that are the most important:

Sanborn Hermanos

In 1985, GCARSO acquired 82% shareholding in Sanborn Hermanos. Currently, Grupo Sanborns owns 99.94% of the capital stock of Sanborn Hermanos, a company that has grown from 32 to 158 stores throughout Mexico; 2 in El Salvador and 1 in Panama, as of June 30, 2010.

Sanborn Hermanos, established in 1903 as a pharmacy, developed the unique concept of store and restaurant, and offers a wide variety of products. Sanborn Hermanos has introduced new products and services in its stores, including its own credit card, optician, computer equipment, software, banking modules and accessories, as well as receiving payment for various services.

Sanborn Hermanos benefits from gift giving holidays and seasons such as Christmas, Epiphany, Valentine’s Day, Mother’s Day, Father’s Day, Children’s Day, among others.

Sanborn Hermanos has three food processing plants (commissaries) whereby primary processes are performed in terms of handling meat, freezing of burgers and manufacturing of sauces and bread. These products are delivered daily to its restaurants by its own transportation. Additionally, Sanborn Hermanos has a chocolate factory, which distributes its production to stores and restaurants.

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Promotora Comercial Sanborns

Through this company (the holding company of Administración Integral de Alimentos, S.A. de C.V., Promotora Musical, Pam Pam, S.A. de C.V. and Servicios Globales en Comercio, S.A. de C.V.), Grupo Sanborns operates the chain of restaurants known as Denny’s, which was acquired in 1976. In 1995, the company acquired the minority interest owned by Denny’s Inc. (20%) and changed its name to Sanborns Café. These restaurants were remodeled to offer the same menu as the Sanborns restaurants in a modern setting. As of June 30, 2010, Sanborns Café had a capacity of 5,657 seats. In 1994, Promotora Musical was acquired. This company operates six different forms (Mixup, Mx Mixup, Discolandia, Tower Records, iShop and Edumac). Promotora Musical, through its various forms, had a total sales area of 41,088 m2. Mixup, Mx Mixup, iShop-Mixup and Tower Records are located in shopping centers and their image targets upper middle and middle class customers. Discolandia is located in strategic locations that have great volume of customers and its image is aimed at lower to middle class customers. These music stores jointly offer a basis of 179,368 titles, with 67,636 being active. In April 2000, Mixup launched an e-commerce website (http://www.mixup.com.mx) through which it offers an ample variety of CD’s, DVD’s and video games. In September 2008, a new concept in stores was launched, iShop-Mixup, which offers a new alternative to purchasing Apple products such as ipods, computers, accessories and software.

In addition to the music stores and restaurants, Promotora Comercial Sanborns, through Servicios Globales de Comercio, S.A. de C.V., launched in September 1999, the first e-commerce website in Mexico (http://www.sanborns.com.mx). Currently, this site offers a wide variety of products such as books, DVD’s, CD’s, health products, toys, watches, computer equipment, software and accessories, health care products as well as perfume, tobacco, audio and video equipment, among others.

Sears Mexico

Sears Mexico was founded in 1945 as a subsidiary of Sears, Roebuck & Co., and opened its first department store in Mexico in 1947 under the commercial name “Sears”. In the years that followed, Sears Mexico opened stores throughout Mexico and by the mid-fifties the Sears brand was widely recognized. After a period of limited expansion during the seventies, Sears Mexico pursued a growth strategy and relocation in the late eighties and early nineties. Consequently, Sears Mexico expanded to 31 stores by the end of 1988 and 44 stores by the end of 1995. As part of its restructuring efforts in 1996 and 1997, Sears Mexico closed some stores with low performance levels. Sears Mexico is one of the largest department stores and most geographically diverse in Mexico. As of June 30, 2010, it had 75 stores (72 stores operate as Sears and three as Dorian’s) as well as the boutique Pier 1 and two clearance stores located in 34 cities, sixteen being located in Mexico City. The 75 stores include twelve of the fourteen Dorian’s department stores that since April 1, 2009, Sears Mexico added to its operations.

In April 1997, GCARSO acquired from Sears, Roebuck & Co., a 60% equity interest in Sears Mexico. In August of that year, GCARSO completed the acquisition of an additional 24.9% through a public offer to purchase shares; thereby its equity interest totaled 84.94%.

Sears Mexico generates 52.5% of the consolidated sales of Grupo Sanborns and offers a wide range of merchandise including an extensive variety of products from its own fashion line and well-known brands, such as clothing for women, men and children, fabrics, shoes, jewelry, cosmetics, fine accessories and household products such as tools, appliances, household appliances, audio equipment and video, phones, cameras, toys and sporting goods. Although the marketing strategy of Sears Mexico is centralized, the merchandise assortment for each store is determined based on various factors such as the store size and local or regional market considerations. Sears Mexico offers one of the most comprehensive credit programs to consumers in Mexico; and also offers basic automotive repair and service contracts for the appliances it sells.

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Customers come to Sears more often during the weekends in order to have more time to select the merchandise. Traditionally, May, November and December are the months with the greatest sales volume due to Mother’s Day and the end of year festivities. In terms of fashion, clearly two seasons are identified: spring-summer, which starts from late February and lasts until July and August, and the autumn-winter season, with appropriate colors and textures, starting in September and ending in January of the following year.

Goods are supplied mostly from domestic suppliers. Their selection takes into account certain factors such as quality, service and price. Basically, most prestigious industries in clothing, footwear, furniture and household appliances are suppliers of Sears Mexico, which maintains a close relationship with suppliers because it has a long-term philosophy. Together, both Sears Mexico and its suppliers, carry out most of the promotions for special events such as clearance sales at the end of a season.

Imported goods are purchased in the United States, acquiring household appliances and tools under its own brand (Kenmore and Craftsman). Purchases are also made from Asia, taking advantage of the variety and novelty of quality products at good prices.

Dorian’s Tijuana

As of December 2004, Dorian’s Tijuana is a subsidiary of Grupo Sanborns. Retail trade is its principal activity. In April 2009, fourteen Dorian’s department stores were combined into the operations of Sears Mexico; and on June 30, 2010, the latter operated 26 Dax supermarkets with a sales area of 31,658 m2.

Inmuebles General

In terms of operations in the real-estate division, this company was consolidated with the development of Plaza Carso, a mixed-use project that includes 150,000 m2 of offices; 60,000 m2 of commercial areas, two museums and 440 departments. In total, this project covers an area of 50,000 m2 in the neighborhood of Polanco. The first stage of this project should be ready in late 2010.

Inmobiliaria para el Desarrollo de Proyectos

On June 24, 2009, Grupo Sanborns acquired all of the shares representing the capital stock of the company Inmobiliaria para el Desarrollo de Proyectos. The acquisition was made from a public company; therefore, prior to such acquisition, the CNBV was informed and the approval of the CFC was obtained. As a result, nineteen schools, three hospitals, one shopping center and many real-estate properties were purchased. Additionally, six new hospitals are being built.

Promotora Sanborns

Promotora Sanborns is a subsidiary of Grupo Sanborns. Its activities include leasing real-estate properties mainly to its related parties. Additionally, Promotora Sanborns acts as a holding company of subsidiaries and affiliates operating real-estate properties. Its revenue is earned by leasing shopping centers and real-estate properties to operate stores in general and restaurants operated by the other companies of the group.

Operadora de Tiendas Internacional, S.A. de C.V.

In 2007, Grupo Sanborns reached an agreement with Saks Inc. to locate sites with the potential for opening Saks Fifth Avenue stores in Mexico. According to the contract, Grupo Sanborns will own and operate the stores with the license of Saks Fifth Avenue. The first branch of Saks Fifth Avenue opened in November 2007 at the Santa Fe shopping center; while the second store shall be located in the Plaza Carso shopping center, in the Polanco neighborhood, and shall initiate operations at the end of 2010.

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Shopping Center Operators

The activities of Grupo Sanborns also include the development, leasing, operation and management of commercial real-estate properties in the metropolitan area of Mexico City; Coatzacoalcos, Veracruz; Merida, Yucatan and Gomez Palacio, Durango. Currently, Grupo Sanborns owns in different percentages ten shopping centers; and, additionally Plaza Carso is expected to open in the Polanco neighborhood, in late 2010. A shopping center is currently under construction in the city of San Luis Potosi and another in the city of Villahermosa, Tabasco, which shall open in the second half of 2011.

4.1.3	Recent Events

As stated above, on August 24, 2010, the Board of Directors of GCARSO held a meeting to address several issues, including informing about the progress of the assessment to determine which of the real-estate assets would be included in a new spin off company of GCARSO in the event that the Issuer’s General Shareholders’ Meeting authorized it. Additionally, on such date, the Board of Directors of GCARSO resolved to submit, in due course, for authorization of the Issuer’s General Shareholders’ Meeting, the possibility of spinning off its mining assets into a new company, different from the company mentioned above; provided that the shares of the capital stock of the two Spin-off Companies would be listed in the Stock Exchange, like those of GCARSO. Furthermore, the Board of Directors of GCARSO authorized the initiation of the proceedings in order to obtain the necessary authorizations and confirmations.

On November 4, 2010, as provided for in the call published in the newspapers El Universal, El Financiero and El Economista on October 19, 2010, by resolution of the Board of Directors of GCARSO, the Spin-Off Meeting shall be held to address several issues, including submitting for consideration of the shareholders the Spin-off described in this Information Brochure. According to the terms of Article 35 of the Provisions, this document shall be submitted to the CNBV, the Stock Exchange and the general public precisely on the next business day following the publication date of the call for the Spin-Off Meeting.

4.1.4	Capital Structure

According to the information provided to GCARSO in terms of Article 49 bis 3 of the Provisions, the shareholding equity of (i) the beneficiary shareholders of more than 10% of the capital stock of GCARSO; (ii) shareholders that exercise a significant influence, control or authority; and (iii) the board members and relevant directors of GCARSO whose individual equity is greater than 1% and less than 10% of such capital stock, are the following:

Beneficiary shareholders of more than 10% of the capital stock

Mr. Carlos Slim Domit, Mr. Patrick Slim Domit and Mr. Marco Antonio Slim Domit, who are board members of GCARSO, and each of whom is a direct and indirect beneficiary of more than 10% of the capital stock.

Mr. Carlos Slim Helú and Mrs. María Soumaya Slim Domit, each of whom is a direct and indirect beneficiary of more than 10% of the capital stock.

Mrs. Vanessa Paola Slim Domit and Mrs. Johanna Monique Slim Domit, are directly and indirectly beneficiaries of approximately 10% of the capital stock, each of them.

The management and investment trust F-127 created in Banco Inbursa, S.A. and Inmobiliaria Carso, S.A. de C.V., each of which is a shareholder of more than 10% of the capital stock of GCARSO.

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Shareholders who exercise significant influence, control or authority

Mr. Carlos Slim Helú and the aforementioned six members of his immediate family are the principle shareholders of GCARSO since they are direct or indirect beneficiaries of approximately 78.70% of its capital stock.

For more information on GCARSO’s capital structure, see the section “Management — Directors and Shareholders” in the Annual Report 2009, which can be viewed on the websites http://www.gcarso.com.mx and http://www.bmv.com.mx.

4.2	Inmuebles Carso

4.2.1	Corporate Name

Inmuebles Carso, S.A.B. de C.V.

4.2.2	Business Description

Once the Spin-off is fully effective, Inmuebles Carso, through its subsidiaries, shall own part of the current real-estate property of GCARSO including the real-estate properties used as offices, commercial and service establishments (including without limitation department stores), hotels (and their operation), universities, hospitals, touristic developments and residential real-estate developments. and country clubs and/or golf clubs.

4.2.3	Capital Structure

The capital stock of Inmuebles Carso shall be represented by shares series B-1 representing the minimum fixed capital and shares series B-2 representing the variable capital stock. The number of shares of each series representing the capital stock of Inmuebles Carso on the date of its incorporation shall be equivalent to the number of shares issued by GCARSO of its corresponding series on the date the Spin-off becomes effective. It is important to state that, as of the date of this Information Brochure, GCARSO has only issued shares and therefore, only has outstanding the shares representing the fixed minimum capital of GCARSO.

The series B-1 and B-2 shares representing the capital stock of Inmuebles Carso shall have full voting rights.

4.3	Minera Frisco

4.3.1	Corporate Name

Minera Frisco, S.A.B. de C.V.

4.3.2	Business Description

Once the Spin-off is fully effective, Minera Frisco, through its subsidiaries, shall explore and exploit the mining claims in different geographical regions of Mexico for the production and marketing of lead-silver concentrates, zinc concentrates, copper concentrates, copper cathode and doré bar (gold and silver).

For more information on the mining claims in operation and in the process of installation or expansion, as well as the volume of metals produced from January to June 2010, please refer to the relevant event published by GCARSO on the websites of the Stock Exchange and GCARSO on August 25, 2010.

4.3.3	Capital Structure

The capital stock of Minera Frisco shall be represented by shares series A-1 corresponding to the fixed minimum capital and shares series A-2 corresponding to the variable part of the capital stock. The number of shares of each

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series representing the capital stock of Minera Frisco on the date of its incorporation shall be equivalent to the number of shares issued by GCARSO of its corresponding series on the date in which the Spin-off becomes effective. It is important to state that as of the date of this Information Brochure, GCARSO has only issued, and therefore, only has outstanding the shares representing the fixed minimum capital of GCARSO.

The shares series A-1 and A-2 representing the capital stock of Minera Frisco shall have full voting rights.

5.	Risk Factors

According to GCARSO, the risk factors listed below could affect the performance and profitability of the companies and may significantly impact them as well as the operating results. Therefore, the investing public should take these into consideration. Additionally, there can be risks that could influence the price of their securities.

GCARSO is, and Inmuebles Carso and Minera Frisco shall be subject to many risks resulting from economic, political, social, industrial, business changes and modifications to the financial conditions in Mexico and, in the case of GCARSO of several countries where it carries out its operations. If any of the risks mentioned below are not avoided or handled properly, GCARSO, Inmuebles Carso and Minera Frisco could experience materially adverse effects in their corresponding businesses, operating results and financial situation; therefore, their payment capacity could be affected.

The risks and uncertainties described below are not the only ones faced by GCARSO, Inmuebles Carso and Minera Frisco. Other risks exist that may also affect their operations and activities. Notwithstanding the foregoing, this Information Brochure attempts to include the most important risk factors.

5.1	Risk Factors Inherent to GCARSO

For a detailed description of the risk factors inherent to GCARSO, please refer to the section “General Information — Risk Factors” in the Annual Report 2009, which is available on the websites http://www.bmv.com.mx and http://www.gcarso.com.mx.

5.2	Risk Factors Inherent to the Spin-Off

As a result of the Spin-off, the price of the shares of GCARSO may be reduced

As a result of the Spin-off that shall be carried out, the operations of GCARSO shall be reduced. This could be interpreted as a reduction of the possibilities for growth of GCARSO, which may have negative repercussions on the market price of its shares.

Possible lack of market for shares representing the capital stock of Inmuebles Carso and/or Minera Frisco

Currently, there is no public market for the shares representing the capital stock of Inmuebles Carso and Minera Frisco. Following the conclusion of the Spin-off, the shares representing the capital stock of Inmuebles Carso and Minera Frisco shall be recorded in the RNV and they shall be suitable to be listed on the Stock Exchange; however, neither the liquidity for these shares on the market nor the price at which these may be sold can be assured. Moreover, the liquidity and the market for the shares representing the capital stock of Inmuebles Carso and Minera Frisco may be affected by a number of factors, including variations to the rate of exchange and the interest rates, the deterioration and volatility of the market for similar securities and any change to the liquidity of such issuers, financial conditions, credit quality, results and profitability. As a result, the initial registered prices of the shares representing the capital stock of Inmuebles Carso and Minera Frisco may not be indicative of their future trading prices.

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The inability of the subsidiaries of Inmuebles Carso and/or Minera Frisco to pay dividends or other distributions could adversely affect such issuers and their ability to pay dividends to their shareholders

Both Inmuebles Carso as well as Minera Frisco will be holding companies only. Therefore, the cash flows of each one shall principally derive from the dividends, interest and other distributions carried out by their corresponding subsidiaries. Neither the subsidiaries of Inmuebles Carso nor the subsidiaries of Minera Frisco shall be subject to covenants according to the bylaws or contracts in terms of making dividend payments to their respective holding company. Additionally, the contractual covenants undertaken by the subsidiaries of both Inmuebles Carso and Minera Frisco (including without limitation the negative covenants according to financing agreements or issuances of debt securities) may, in the future, impose restrictions to the capacity of the subsidiaries of each one of said issuers to pay dividends or other distributions to their corresponding holding company. This may adversely alter or affect the capacity of Inmuebles Carso and/or Minera Frisco to pay dividends to its shareholders and to comply with its payment obligations (including servicing of its debt).

5.3	Risk Factors Inherent to Inmuebles Carso and Minera Frisco

Inmuebles Carso and Minera Frisco will be new companies, which have never operated independently from GCARSO

Inmuebles Carso and Minera Frisco will be new companies which have never operated independently from GCARSO. Presently, it has not been taken into account whether any of the Spin-Off Companies shall have their own administration, but it is expected that GCARSO shall provide Inmuebles Carso and Minera Frisco with certain services such as legal, financial, accounting, investor relations and other administrative services. GCARSO could fail to provide these services to the Spin-Off Companies in a timely manner, according to the standards required by the Spin-Off Companies or terms (including the scope, service level and price) acceptable to the latter. Furthermore, it cannot be assured whether the services provided by GCARSO shall not be interrupted or unavailable for certain periods. Any unavailability or interruption (for example, to the information technology services) may result in interruption of business for the Spin-off Companies and/or in the loss of vital information, which could cause a material adverse effect in their corresponding operating results and financial situation.

Past performance of the subsidiaries that as of this date comprise the mining division of GCARSO may not be indicative of the performance of Minera Frisco as a separate company

Past performance of the mining division of GCARSO so far could have been different if such division and GCARSO would have been separate companies in the past. The past financial information included in the pro forma financial statements of MInera Frisco for the Spin-off, are not necessarily an indication of the operating results, financial situation or cash flow of Minera Frisco in the future.

Both Inmuebles Carso as well as Minera Frisco may face difficulties in financing their operations and investments after the Spin-off, which may have an adverse effect in their corresponding business and results

Both Inmuebles Carso as well as Minera Frisco may need to assume debt or issue additional capital to finance their working capital needs and planned investments, for acquisitions and other investments after the Spin-off. It is not possible to assure that Inmuebles Carso and/or Minera Frisco shall have access to bank loans or to market capital on acceptable terms. Moreover, the Spin-off and the subsequent separation of Inmuebles Carso and Minera Frisco from GCARSO may represent higher financing costs for such companies than the financing cost of GCARSO. If the Spin-off Companies are unable to secure financing with attractive terms to carry out their activities or to make acquisitions, their respective results could be affected.

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6.	SELECTED FINANCIAL INFORMATION

	AS OF JUNE 30, 2010
CONCEPT	GCARSO BASIC INFORMATION	REVERSAL INTERCOMPANY OPERATIONS	MINERA FRISCO	INMUEBLES GCARSO
Sales	34,535.1	696.4	3,404.8	1,589.0
Operating results	5,120.4	(1.8)	1,652.8	495.8
Operating margin	14.8%	N/A	48.5%	31.2%
Equity of Holding Company	3,197.6	(0.4)	846.1	402.3
Return per share (annualized)	2.60	—	0.56	0.30
EBITDA	6,159.4	(1.8)	1,850.1	635.4
Total Assets	101,107.3	6,339.4	11,402.6	28,687.8
Net Fixed Assets	45,930.2	20.5	3,765.2	22,820.8
Total Liabilities	17,698.4	5,007.1	4,069.8	6,460.6
Net Liabilities	10,864.4	4,705.4	98.2	5,927.2
Consolidated Net Worth	61,670.5	36.8	5,892.0	17,518.6
Net Worth of the Holding Company	51,739.6	(0.4)	3,921.6	16,310.1

	AS OF JUNE 30, 2009
CONCEPT	GCARSO BASIC INFORMATION	REVERSAL INTERCOMPANY OPERATIONS	MINERA FRISCO	INMUEBLES GCARSO
Sales	30,846.7	455.4	1,696.0	2,615.3
Operating results	4,058.9	—	515.1	903.7
Operating margin	13.2%	N/A	30.4%	34.6%
Equity of Holding Company	3,556.6	—	(28.6)	743.5
Return per share (annualized)	2.86	—	0.15	0.30
EBITDA	5,004.1	—	642.3	1,025.4
Total Assets	86,907.7	4,298.4	6,548.0	19,229.9
Net Fixed Assets	33,822.6	4.4	2,630.8	13,421.2
Total Libailities	12,130.9	2,964.6	2,199.7	1,580.0
Net Liabilities	3,902.5	2,788.5	17.2	958.3
Consolidated Net Worth	56,525.9	32.1	3,640.0	14,098.2
Net Worth of the Holding Company	47,985.9	—	2,466.1	12,854.1

	VARIATIONS BETWEEN JUNE 2010 AND JUNE 2009
CONCEPT	GCARSO BASIC INFORMATION	REVERSAL INTERCOMPANY OPERATIONS	MINERA FRISCO	INMUEBLES GCARSO
Sales	12.0%	N/A	100.8%	-39.2%
Operating results	26.2%	N/A	220.9%	-45.1%
Operating margin	12.7%	N/A	59.8%	-9.7%
Equity of Holding Company	-10.1%	N/A	N/A	-45.9%
Return per share (annualized)	-9.1%	N/A	273.3%	0.0%
EBITDA	23.1%	N/A	188.0%	-38.0%
Total Assets	16.3%	N/A	74.1%	49.2%
Net Fixed Assets	35.8%	N/A	43.1%	70.0%
Total Libailities	45.9%	N/A	85.0%	308.9%
Net Liabilities	178.4%	N/A	470.9%	518.5%
Consolidated Net Worth	9.1%	N/A	61.9%	24.3%
Net Worth of the Holding Company	7.8%	N/A	59.0%	26.9%

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7.	MANAGEMENT DISCUSSION AND ANALYSIS ON THE RESULTS OF OPERATIONS AND FINANCIAL POSITION OF THE ISSUER

The following issues must be taken into consideration when reading this analysis:

a)	In this section “Discussion and Analysis of Directors on the Results of Operations and Financial Position of the Issuer”, figures are set in billions of Pesos (“$”), except the figures per share.

b)	Pro forma figures for GCARSO correspond to the financial information of GCARSO not including the operations of Inmuebles Carso and Minera Frisco.

The information and discussions are intended to facilitate analysis and understanding of the basic financial statements and pro forma financial statements in connection with the Spin-off.

The figures presented must be considered and interpreted by taking into account the consolidated financial statements of GCARSO to December 31, 2009 and 2008, as well as the internal consolidated financial statements with a limited review and pro forma for the Spin-off as of June 30, 2010 and 2009, supplemented with their corresponding notes, submitted in section 10 of this Information Brochure.

7.1	Operating Results

A summary and comments are included below about the principal concepts that will be affected in the various entries of results due to the Spin-off with figures as of June 30, 2010.

7.1.1	GCARSO (base figures)

GCARSO reported sales for the first half of 2010 of $34,535, 12.0% higher than those reported in the first half of 2009. Operating returns reached $5,120 during the first half of 2010; this represented an increase of 26.2% compared to the previous semester. EBITDA totaled $6,159 during the current period, an increase of 23.1% over the first half of 2009. The increase in the operating results can be explained by the strong performance of the industrial division, led by the mining and telecommunications businesses. The net profit for the semester was $3,198, 10.1% lower than the first half of 2009, mainly due to the following favorable effects registered for such semester: (i) the sale of brands of the commercial division for the amount of $300; and (ii) the results of the discontinued operation of Nacobre Industries, S.A. de C.V. for the amount of $602; offset by favorable financial results that were generated in the first half of 2010.

7.1.2	Minera Frisco (pro forma figures)

Sales for the first half of 2010 totaled $3,405, which were greater than the $1,696 for the first half of 2009. Operating returns increased 220.9% during the first half of 2010, thereby totaling $1,653. Net returns for the first half of 2010 totaled $846 compared to the loss of $29 suffered during the first half of 2009. EBITDA was $1,850 during the first half of 2010, a 188.0% increase compared to the first half of 2009.

Following the recovery in metals prices, especially of non-ferrous metal, the mining sector significantly increased its exploration of the wholly owned mining claims that it has kept for several years as well as the mining claims of Minera Tayahua, from which it acquired 51% equity in May 1998. Also during such period, its projects have increased with new mining claims, the project “El Porvenir” in the State of Aguascalientes was acquired as well as the purchase option of the mining claims of the project “San Andrés” in the State of Durango.

Exploration, which has intensified in recent years, has permitted the mining sector to start-up new mines such as “Asientos” and “El Coronel”, both owned by Minera Real de Ángeles, which initiated activities in 2009;

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additionally, the companies Minera San Francisco del Oro, Minera María and Minera Tayahua have remained in operation. During the first half of 2010, the production of the mine “Asientos” increased from 3,000 to 4,000 daily tons of milling; and the mine “El Coronel” increased production from 11,000 to 15,000 ounces of gold per month as of April 2010. In 2010, work was begun to enlarge the mine of “San Felipe” in Baja California with a large capacity open pit operation to produce gold and silver, as well as the installation of the mine “Concheño” in Chihuahua, with an open pit operation in its early years and then underground, both producing gold and silver.

The installation of milling in the mine of “San Francisco” has continued to increase from 2,800 to 4,000 tons. Also, an analysis has begun to develop a possible large scaled open pit mine.

The acquisition of the project “El Porvenir” is complementary for the mining division of GCARSO in the mining zone of “Asientos” that, as stated earlier, currently operates a subterraneous mine of 4,000 tons of production per day. This acquisition, together with mineral reserves available to the mining unit “Asientos” will enable Minera Real de Ángeles to develop a comprehensive project of open pit mining, which shall be greater than the current one and with lower production costs due to the operating system.

Minera Tayahua is currently developing a zinc-copper project, which will have a milling capacity of between 15,000 and 20,000 tons per day.

Presently, in addition to the mines in operation and installed, the following projects are being explored by diamond drilling and reverse circulation: “Santa Fe” in the state of Chiapas: “Tetela” in the state of Puebla; “Lampazos” in the state of Sonora; “Guanasevi” and “San Andrés” in the state of Durango; “El Barril” in the state of Baja California; and “La Fortuna”, “Cerro Gordo” and “Ranchito” in the state of Zacatecas.

The future sale of metals yet to be produced is still being conducted.

Production for each semester has been as follows:

	Accumulated to:		Difference (%)
	First semester 2010	First semester 2009
Gold (ounces)	91,102	33,324	173%
Silver (ounces)	2,277,173	2,240,286	2%
Lead (tons)	10,973	12,751	(14)%
Zinc (tons)	47,409	54,279	(13)%
Copper (tons)	7,655	5,626	36%

7.1.3	Inmuebles Carso (pro forma figures)

Sales during the first half of 2010 totaled $1,589, 39.2% less as compared to $2,615 for the first half of 2009. Operating returns fell 45.1% during the first half of 2010, reaching $496. Net returns for the first half of 2010 totaled $402, 45.9% less compared to $744 for the first half of 2009. EBITDA reached $635 at the close of the first half of 2010, a 38.0% reduction compared to the first half of 2009. Decreased sales, operating returns, net returns and EBITDA are principally due to the fact that in the first half of 2009, significant revenue was registered from construction progress at Plaza Carso.

7.1.4	GCARSO (pro forma figures after the Spin-off)

As of June 2010, the operating margins, EBITDA and net return before the Spin-off are 14.8%, 17.8% and 9.3% respectively. Following the Spin-off, the same margins will be 9.8%, 12.1%, 6.4%, respectively.

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7.2	Financial Position, Liquidity and Capital Resources

The principle entries on the balance sheet of GCARSO that would be affected as a result of the Spin-off with figures as of June 30, 2010, are the following:

7.2.1	GCARSO (base figures)

Total liability at the close of the first half of 2010 reached $17,698, a 45.9% increase from the liability of the first half of 2009. This increase may be explained mainly by the acquisition of Inmobiliaria para el Desarrollo de Proyectos. The net liability at the close is $10,864, as compared to the net liability of $3,903 reported during the previous year.

At the close of the first half of 2010, 59% of the total liability is long term and 81% is set in Pesos (including rate of exchange coverage).

The ratio of EBITDA to financial cost for the last twelve months was 4.49 times in the first half of 2010, 107.9% greater as compared to the first half of 2009. This increase caused more resources to be generated.

For more detailed financial information, please consult the reports of the first and second quarters of 2010, which are available on the websites http://www.bmv.com.mx and http://www.gcarso.com.mx.

7.2.2	Minera Frisco (pro forma figures)

Total liability during the first half of 2010 was $4,070, 85.0% greater than for the first half of 2009. This increase in the liability is due to the development of mining projects and coverage in the metals market. Net liability was $98 at the close of the first half of 2010 compared to $17 reported at the close of the first half of 2009.

93% of the liability at the close of the first half of 2010 was taken out in Pesos and is short term.

The ratio of EBITDA to financial cost (last twelve months) was 5.53 times in the first half of 2010, 97.5% greater as compared with the first half of 2009.

7.2.3	Inmuebles Carso (pro forma figures)

At the close of the first half of 2010, the total liability was $6,461 as compared to $1,580 for the first semester of 2009. The net liability was $5,927 at the close of the first half of 2010 compared to $958 reported at the close of 2009. These increases in total liability and net liability are explained mainly by the acquisition of Inmobiliaria para el Desarrollo de Proyectos in July 2009.

At the close of the first half of 2010, 90.8% of the total liability was contracted in Pesos and 49.4% is short term.

The ratio of EBITDA to financial cost (last twelve months) was 2.15 times in the first half of 2010, 18.3% lower as compared with the first half of 2009.

7.2.4	GCARSO (pro forma figures after the Spin-off)

Total liability and the net liability at the close of 2010, prior to the Spin-off, totaled $17,698 and $10,864, respectively; and after the Spin-off, would total $12,175 and $9,544, respectively.

[THIS ENGLISH TRANSLATION IS PROVIDED FOR CONVENIENCE PURPOSES ONLY. IN THE EVENT OF CONFLICT BETWEEN THE ENGLISH AND SPANISH VERSIONS OF THIS DISCLOSURE STATEMENT, THE SPANISH VERSION WILL PREVAIL.]

8.	RESPONSIBLE PARTIES

The undersigned, state under oath that, pursuant to our respective duties, we have prepared the information about the Issuer contained in this Information Brochure, which, to the best of our knowledge, fairly reflects its situation. Furthermore, we hereby state that we are not aware of any material information that has been omitted or distorted herein or that this Information Brochure contains information that could mislead investors.

/s/ José Humberto Gutiérrez Olvera Zubizarreta
Grupo Carso, S.A.B. de C.V.
By: C.P. José Humberto Gutiérrez Olvera Zubizarreta
Chief Executive Officer

/s/ Quintín Humberto Botas Hernández
Grupo Carso, S.A.B. de C.V.
By: C.P. Quintín Humberto Botas Hernández
Treasurer of the Board of Directors

/s/ Alejandro Archundia Becerra
Grupo Carso, S.A.B. de C.V.
By: Lic. Alejandro Archundia Becerra
Assistant Secretary of the Board of Directors

Grupo Carso, S.A.B. de C.V. and

Subsidiaries

Condensed Consolidated Financial

Statements for the Six Months Ended

June 30, 2010 and 2009, and

Independent Accountants’Report Dated

September 30, 2010

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Independent Accountants’ Report and Condensed Consolidated Financial Statements 2010 and 2009

Independent Accountants’ Report to the

Board of Directors and Stockholders of

Grupo Carso, S.A.B. de C.V.

We have performed a limited review of the accompanying condensed consolidated balance sheet of Grupo Carso, S.A.B. de C.V. and Subsidiaries (the “Company”) as of June 30 2010 and 2009 and the related condensed consolidated statements of income, for the six months then ended. These interim condensed consolidated financial statements are responsibility of the Company’s management.

We have previously audited the consolidated financial statements of the Company for the years ended December 31, 2009 and 2008, on which we issued an unqualified opinion in our report dated March 10, 2010.

We conducted our limited review in accordance with the standards for a limited review of interim financial statements established by the Mexican Institute of Public Accountants. A review of interim financial statements consists principally of applying analytical review procedures to different elements of the financial statements, making inquiries of officers of the Company responsible for financial and accounting matters, reading the minutes of stockholders’ and Board of Directors’ meetings, and obtaining an understanding of the Company’s system established for the preparation of interim financial statements. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in Mexico, the objective of which is the expression of an opinion on the financial statements taken as a whole. Accordingly, we do not express such an opinion on the consolidated interim financial statements.

Based on our limited review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements in order for them to be in conformity with Mexican Financial Reporting Standards.

The accompanying financial statements have been translated into English for the convenience of users.

Galaz, Yamazaki, Ruiz Urquiza, S. C.

Member of Deloitte Touche Tohmatsu Limited

C.P.C. Walter Fraschetto

September 30, 2010

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2010 and 2009

(Thousands of Mexican Pesos)

	2010	2009
	(Unaudited)	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$6,833,998	$8,228,356
Accounts and documents receivable	20,339,960	19,464,944
Inventories — Net	14,002,244	14,271,029
Prepaid	515,130	349,733

Total current assets	41,691,332	42,314,062
Account receivable — Long term	96,005	107,672
Property, plant and equipment — Net	45,930,154	33,822,615
Investments in associated companies and other	9,665,535	9,032,772
Other assets — Net	3,724,318	1,630,537

Total	$101,107,344	$86,907,658

Liabilities and Stockholders’ Equity

Current liabilities:
Notes payable to financial institutions	$4,408,278	$851,454
Notes payable	2,900,000	2,800,000
Trade accounts payable	6,296,787	4,995,975
Taxes and accrued expenses	11,309,104	8,548,103

Total current liabilities	24,914,169	17,195,532
Long-term debt	10,390,121	8,479,443
Other long-term obligations	4,132,507	4,706,806

Total liabilities	39,436,797	30,381,781
Stockholders’ equity:
Controlling interest	51,739,593	47,985,910
Non-controlling interest	9,930,954	8,539,967

Total stockholders’ equity	61,670,547	56,525,877

Total	$101,107,344	$86,907,658

See accompanying notes to condensed consolidated financial statements.

2

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Condensed Consolidated Statements of Income

For the six months ended June 20, 2010 and 2009

(Thousands of Mexican Pesos, except for the basic earnings per common share)

	2010	2009
	(Unaudited)	(Unaudited)
Net sales	$34,535,109	$30,846,673
Cost of sales	23,691,577	21,351,876

Gross profit	10,843,532	9,494,797
Operating expenses	5,723,134	5,435,946

Operating income	5,120,398	4,058,851
Other (expenses) income — Net	(186,618)	280,725
Comprehensive financing cost	(845,431)	(506,238)
Equity in (losses) income of associated companies	708,308	568,070

Income on continuing operations before income taxes	4,796,657	4,401,408
Income taxes	1,210,429	997,668

Discontinued operations	3,586,228	3,403,740
(Loss) income from continuing operations	(22,576)	602,424

Net consolidated income	$3,563,652	$4,006,164

Controlling interest	$3,197,617	$3,556,592
Non-controlling interest	366,035	449,572

	$3,563,652	$4,006,164

Basic earnings per common share	$1.38	$1.53

Continuing operations	$1.54	$1.46
Discontinued operations	(0.01)	0.26

Net consolidated income	$1.53	$1.72

Diluted earnings per share (´000)	2,321,382	2,326,462

See accompanying notes to consolidated condensed financial statements.

3

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

1.	Activities and significant events

a.	Activities — The consolidated financial statements include the financial statements of Grupo Carso, S.A.B. de C.V. and Subsidiaries (“the Company” or “Grupo Carso”) as a single reporting entity.

The	principal subsidiaries and associated companies and their activities are as follows:

	Ownership percentage
Subsidiaries	2010	2009	Activity
Carso Infraestructura y Construcción, S.A.B. de C.V. and Subsidiaries (“CICSA”)	65.72	65.72	Performance of several branches of engineering, including: oil well drilling and oil rig construction projects and all types of civil, industrial and electromechanical projects and facilities; construction and maintenance of highways, water pipes, water treatment plants and hydroelectric stations; housing construction; manufacturing and selling of cold-formed carbon steel tubes; and installation of telecommunication and telephone networks. (4)

Grupo Calinda, S.A. de C.V. and Subsidiaries (“Calinda”)	100	100	Hotel related services.

Grupo Condumex, S.A. de C.V. and Subsidiaries (“Condumex”)	99.57	99.57	Manufacture and sale of products used by the construction, automotive, energy and telecommunications industries; manufacture and sale of copper and aluminum derivative products and their alloys and pipes manufactured with vinyl polychlorine until May 2009; mining metallurgical industry. (1 and 2)

Grupo Sanborns, S.A. de C.V. and Subsidiaries (“Sanborns”)	99.98	99.98	Operation of department stores, gift shops, record stores, restaurants, cafeterias and management of shopping malls through the following commercial brands, principally: Sanborns, Sears, Saks Fifth Avenue, Mix-up, and Dorian’s; and leasing of buildings. (3)

Inmuebles Cantabria, S.A. de C.V. and Subsidiaries (“Cantabria”)	100	100	Holding company of shares of companies in real estate leasing, hospitality, and manufacture of flexible packing materials sectors until June 2008. (5)

4

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

Associates	2010	2009	Activity
Infraestructura y Transportes México, S.A. de C.V. (“ITM”)	16.75	16.75	Railroad transportation.

Philip Morris México, S.A. de C.V. (“Philip Morris”)	20.00	20.00	Manufacture and sale of cigarettes.

Elementia, S.A. de C.V. (“Elementia”)	49.00	49.00	Manufacture and sale of high technology products for the cement, concrete, polyethylene, styrene, copper and aluminum production industries. (2)

b.	Significant events

1.	On March 31, 2009, Tenedora de Empresas de Materiales de Construcción, S.A.B. de C.V. (“Temaco”) (formerly Industrias Nacobre, S.A. de C.V.), a subsidiary of the Company, sold 100% of shares of its subsidiary Tubos Flexibles, S.A. de C.V., a company engaged in the manufacture and sale of PVC pipes, for consideration of $402,600. Such transaction generated a gain of $203,308, which is presented in the caption discontinued operations — net in the accompanying condensed consolidated statements of income.

2.	On June 1, 2009, Temaco, subsidiary of the Company, sold to Elementia (formerly Mexalit, S.A.) 100% of the shares in its subsidiaries engaged in the business of copper and aluminum, as well as those assets necessary for the operation of such companies for consideration of $5,404,845. Such transaction generated a gain of $146,843, which is presented in the caption discontinued operations — net in the accompanying condensed consolidated statements of income. . At the same time, Temaco acquired 49% of Elementia’s shares for consideration of $4,318,144.

3.	On June 24, 2009, Sanborns acquired 100% of the shares of Inmobiliaria para el Desarrollo de Proyectos, SA de CV (“IDEP”) for a consideration of $ 306,390, resulting in an excess of cost over the book value of $736,964, which was recognized as of December 31, 2009 in the value of land and buildings acquired, since the consideration was valued by an independent expert in accordance with the NIF B-7. As the acquisition was performed with a public related party, the National Banking and Securities Commission was informed and approval was obtained from the Federal Competition Commission prior to completing the acquisition.

4.	On September 2009, CICSA concluded an agreement to acquire for consideration of US $30 million, 60% of Bronco Drilling MX, S. de RL de CV (“Bronco MX”), a wholly owned subsidiary of Bronco Drilling Company, Inc. (“Bronco Drilling”) which is engaged in the operation, equipment rent and maintenance and repair of drilling equipment used for oil and gas wells in Mexico and Latin America. Additionally, CICSA acquired from Banco Inbursa S.A., commercial bank, a stock option (warrant) for 5,440,770 shares of Bronco Drilling. As of June 30, 2010, the Company is in the process of valuing assets and liabilities acquired at fair value in accordance with NIF B-7, which permits a one year period to complete such valuation.

2.	Basis of presentation

a.

Explanation for translation into English — The accompanying condensed consolidated financial statements have been translated from Spanish into English for use outside of Mexico. These consolidated financial statements are presented on the basis of Mexican Financial Reporting Standards

5

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

(“MFRS”). Certain accounting practices applied by the Company that conform with MFRS may not conform with accounting principles generally accepted in the country of use.

b.	Monetary unit of the financial statements — The financial statements and notes as of June 30, 2010 and 2009 and for the six months then ended include balances and transactions denominated in Mexican pesos of different purchasing power.

c.	Consolidation of financial statements — The condensed consolidated financial statements include the financial statements of the holding company and its subsidiaries presented as a single reporting entity. Significant intercompany balances and transactions have therefore been eliminated from these consolidated condensed financial statements.

d.	Translation of financial statements of foreign subsidiaries — To consolidate financial statements of foreign subsidiaries, the accounting policies of the foreign entity are converted to MFRS. Subsequently, if the functional currency of the foreign operation is different from the currency in which transactions are recorded, the financial information is converted from the currency used to record the transactions to the functional currency. Finally, if the functional and reporting currency are different, the financial information is then converted from the functional to the reporting currency.

Management’s policy requires subsidiaries to handle their functional currency exchange risks. Subsidiaries are required to hedge all (or part) of their exchange risk exposures either directly or through the Company’s treasury.

3.	Summary of significant accounting policies

The accompanying consolidated financial statements have been prepared in conformity with MFRS, which require that management make certain estimates and use certain assumptions that affect the amounts reported in the financial statements and their related disclosures; however, actual results may differ from such estimates. The Company’s management, upon applying professional judgment, considers that estimates made and assumptions used were adequate under the circumstances. The significant accounting policies of the Company are as follows:

a.	Recognition of the effects of inflation — Since the cumulative inflation for the three fiscal years prior to those ended June 30, 2010 and 2009, was 14.48% and 15.01%, respectively, the economic environment may be considered non-inflationary in both years. Inflation rates for the six-month period ended June 30, 2010 and 2009 were 1.39% and 1.27%, respectively.

b.	Cash and cash equivalents — Cash and cash equivalents consist mainly of bank deposits in checking accounts and readily available daily investments of cash surpluses, highly liquid and easily convertible into cash, which are subject to insignificant value change risks. Cash is stated at nominal value and cash equivalents are measured at fair value; any fluctuations in value are recognized in the comprehensive financing result of the period. Cash equivalents are represented mainly by daily investments of cash surpluses.

c.

Investments in securities — According to its intent, from the date of acquisition the Company classifies investments in debt and equity securities in one of the following categories: (1) trading, when the Company intends to trade debt and equity instruments in the short-term, prior to maturity, if any, and are stated at fair value. Any value fluctuations are recognized within current earnings; (2) held-to-maturity, when the Company intends to, and is financially capable of, holding such investments until maturity. These investments are recognized and maintained at amortized cost; and

6

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

(3) available-for-sale. These investments include those that are classified neither as trading nor held-to-maturity. These investments are stated at fair value; any unrealized gains or losses resulting from valuation, net of income tax and statutory employee profit sharing, are recorded as a component of other comprehensive income within stockholders’ equity, and reclassified to current earnings upon their sale. Fair value is determined using prices quoted on recognized markets. If such securities are not traded, fair value is determined by applying recognized technical valuation models.

Investments in securities classified as held-to-maturity and available-for-sale are subject to impairment tests. If there is evidence that the reduction in fair value is other than temporary, the impairment is recognized in current earnings.

Financial liabilities derived from the issuance of debt instruments are recorded at the value of the obligations they represent. Any expenses, premiums and discounts related to the issuance of debt financial instruments are amortized over the life of the instruments.

d.	Derivative financial instruments — Derivative financial instruments for trading or to hedge the risk of adverse movements in: a) interest rates, b) exchange rates for long-term debts, c) prices of metals, and d) the price of natural gas, are recognized as assets and liabilities at their fair value.

When derivatives are contracted to hedge risks and fulfill all of the hedging requirements, their designation is documented at the start of the hedge transaction, describing the objective, characteristics, accounting recognition and how the effectiveness will be measured, in relation to this transaction.

Changes in the fair value of derivatives designated as hedges are recognized as follows: (1) when they are fair value hedges, the fluctuations in both the derivative and the item hedged are valued at fair value and are recognized in results; (2) when they are cash flow hedges, the effective portion is recognized temporarily in other comprehensive income and is applied to results when the hedged item affects them; the ineffective portion is recognized immediately in results; (3) when the hedge is an investment in a foreign subsidiary, the effective portion is recognized in other comprehensive income as part of the translation effects of foreign subsidiaries; the gain or loss on the ineffective portion of the hedge instrument is recognized in results of the period if it is a derivative financial instrument and, if it is not, it is recognized in other comprehensive income until the investment is sold or transferred.

Although they are contracted for hedging purposes from an economic standpoint, some derivative financial instruments have not been designated as hedging operations for accounting purposes. The fluctuation in the fair value of these derivatives is recognized in results in the comprehensive result of financing.

The Company suspends the accounting for hedges when the derivative has matured, has been sold, is canceled or exercised, when the derivative does not reach sufficiently high effectiveness to offset the changes in the fair value or cash flows from the item hedged, or when the entity decides to cancel the hedge designation.

When the accounting for hedges is suspended in the case of cash flow hedges, any amounts recorded in stockholders’ equity as part of other comprehensive income, remain within capital until the effects of the forecast transaction or firm commitment affect results. If it is no longer probable that the firm commitment or forecast transaction will take place, any gains or losses that were accumulated in other comprehensive income are recognized immediately in results. When the hedge of a forecasted transaction was first considered satisfactory and subsequently does not comply with the effectiveness test, the effects accumulated in other comprehensive income within stockholders’ equity are carried proportionally to results to the extent that the forecasted asset or liability affects results.

7

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

The Company has executed certain contracts with effects yet to be recognized, and which due to their nature include an embedded derivative. These are valued at fair value and the effect is recorded in the statement of income at the close of the period in which they are valued.

e.	Inventories — Inventories are stated at the lower of cost or realizable value or market value, except that: 1) the market value does not exceed net realizable value and 2) the market value should not be less than the net realizable value.

f.	Real state inventories — Real state inventories are valued at the acquisition costs of land, licenses, materials, labor and overhead incurred in the construction activity of the Company. The Company classifies as long term inventories, real estate for which the construction phase exceeds one year.

g.	Property, machinery and equipment — Are initially recorded at acquisition cost for those entities operating in noninflationary economic environments. Balances arising from acquisitions made through December 31, 2007 for all entities and to date for those foreign entities operating in inflationary environments are restated by applying factors derived from the NCPI. In the case of fixed assets of foreign origin, acquisition cost is restated for the effects of inflation through the respective date based on the inflation of the country of origin and considering the exchange fluctuations of the Mexican peso against the currency of the country of origin. Depreciation is calculated by the straight-line method based on the remaining useful lives of the related assets, considering a percentage of the estimated salvage value.

The comprehensive financing result (“RIF”) from financial liabilities incurred during the construction and installation of property, plant and equipment that meet certain criteria is capitalized, if this amount is significant and provided the investment in these fully identifiable assets with liabilities that cause the financial burden.

h.	Impairment of long-lived assets in use — The Company reviews the carrying amounts of long-lived assets in use when an impairment indicator suggests that such amounts might not be recoverable, considering the greater of the present value of future net cash flows or the net selling price upon disposal. Impairment is recorded when the carrying amounts exceed the greater of the amounts mentioned above. The impairment indicators considered for these purposes are, among others, the operating losses or negative cash flows in the period if they are combined with a history or projection of losses, depreciation and amortization charged to results, which in percentage terms in relation to revenues are substantially higher than that of previous years, obsolescence, reduction in the demand for the products manufactured, competition and other legal and economic factors.

i.	Investment in shares of associated companies and others — These investments are valued using the equity method.

j.	Other assets — Intangible assets are recognized in the accompanying balance sheets only if they can be identified, provide future economic benefits and control exists over such assets. Intangible assets with an indefinite useful life are not amortized and the carrying value of these assets is subject to annual impairment testing, and intangible assets with a defined useful life are amortized systematically based on the best estimate of their useful life, determined in accordance with the expected future economic benefits.

The intangible assets recognized by the Company are as follows:

1.	The costs of the phase of investigation are capitalized as other assets and are amortized over five years using the straight-line method.

8

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

2.	The expenses incurred for site restoration due to future obligations in the year are amortized over five years using the straight-line method.

Plans and projects for environmental control are presented within other assets. The expenses that are made for this concept are applied to the provision for environmental remediation and the subsequent increase to such provision is debited to the income statement, only if it corresponds to present obligations or to other future obligations, in the year that they are determined.

k.	Direct employee benefits — Direct employee benefits are calculated based on the services rendered by employees, considering their most recent salaries. The liability is recognized as it accrues. These benefits include mainly PTU payable, compensated absences, such as vacation and vacation premiums, and incentives.

l.	Provisions — Provisions are recognized for current obligations that result from a past event, that are probable to result in the future use of economic resources, and that can be reasonably estimated.

m.	Provision for environmental remediation — The Company has adopted environmental protection policies within the framework of applicable laws and regulations. However, due to their activities, the industrial subsidiaries, and more specifically its mining subsidiaries, sometimes perform activities that adversely affect the environment. Consequently, the Company implements remediation plans (which are generally approved by the competent authorities) that involve estimating the expenses incurred for this purpose.

Based on applicable accounting standards, a provision is created for this item, which consists of applying a charge to results when the event requiring environmental remediation has already occurred, and recording a deferred asset subject to amortization (site restoration) when future events requiring environmental remediation are foreseen (see Notes 10 and 13).

The estimated costs to be incurred could be modified due to changes in the physical condition of the affected work zone, the activity performed, laws and regulations, variations affecting the prices of materials and services (especially for work to be performed in the near future), as well as the modification of criteria used to determine work to be performed in the affected area, etc.

n.	Employee benefits from termination, retirement and other — Liabilities from seniority premiums, pension plans for non-union employees and payments that are similar to pensions and severance payments are recognized as they accrue and are calculated by independent actuaries using nominal interest rates. Therefore, the liability is being recognized that present value is considered sufficient to cover the liability for these benefits to the estimated date of retirement of all employees working in the Company. As of December 31, 2009 and 2008, substantially all subsidiaries have created investment funds to cover such contingency.

o.	Statutory employee profit sharing (PTU) — PTU is recorded in the results of the year in which it is incurred and presented under other income and expenses in the accompanying consolidated statements of income. Deferred PTU is derived from temporary differences that result from comparing the accounting and tax bases of assets and liabilities.

p.

Income taxes — Income tax (“ISR”) and the Business Flat Tax (“IETU”) are recorded in the results of the year they are incurred. To recognize deferred income taxes, based on its financial projections, the Company determines whether it expects to incur ISR or IETU and, accordingly, recognizes deferred taxes based on the tax it expects to pay. Deferred taxes are calculated by applying the corresponding tax rate to temporary differences resulting from comparing the accounting and tax bases of assets and

9

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

liabilities and including, if any, future benefits from tax loss carryforwards and certain tax credits. Deferred tax assets are recorded only when there is a high probability of recovery. According to NIF D-4, Income Taxes, the balance of the initial cumulative effect of deferred income taxes was reclassified to retained earnings (accumulated deficit) as of January 1, 2008.

q.	Tax on assets (“IMPAC”) — The tax on assets (IMPAC) that is expected to be recovered is recorded as a tax credit and is presented in the balance sheet as an account receivable.

r.	Foreign currency transactions — Foreign currency transactions are recorded at the applicable exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into Mexican pesos at the applicable exchange rate in effect at the balance sheet date. Exchange fluctuations are recorded as a component of net comprehensive financing cost (income) in the consolidated statements of income.

s.	Revenue recognition — Revenues are recognized as follows:

1.	Revenues from sales — These are recognized in the period in which the risks and rewards of ownership of the inventories are transferred to those who acquire them, which generally coincides when the inventories are delivered or shipped to the customer and the customer assumes responsibility for them.

2.	Revenues from services — These are recognized as the service is rendered.

3.	Revenues from long-term construction contracts — These are recognized based on the percentage-of-completion method, which identifies the revenue in proportion to the costs incurred to reach the progress required to terminate the project. If the final estimated costs determined exceed the revenues contracted, the respective provision is recorded with a charge to results for the year.

4.	Revenues from change orders — These are recognized when their amount can be reliably quantified and there is reasonable evidence of their approval by the customer. The revenues from claims are recognized when they can be reliably quantified and when, depending on the progress made in the negotiation, there is reasonable evidence that the customer will agree to their payment.

5.	Revenues from real estate developments — These are recognized at the signing date of the respective contract of purchase and sale, in which the rights and obligations of the real estate property are transferred to the buyer, and at least 20% of the price agreed has been received. If there is uncertainty about future collections, the revenue is recorded as it is received. In those cases where there are indicators of difficulty in recovery, additional allowances for doubtful accounts are created, with a charge against results of the year in which they are determined.

t.	Earnings per share — Basic earnings per common share are calculated by dividing net income of majority stockholders by the weighted average number of shares outstanding during the year.

4.	Long-term debt

Consists of the following:

a)	Syndicated loan for US $600,000 thousand, equivalent to $7,594,021 and $7,921,381 as of June 30, 2010 and 2009, respectively, maturing in September 2011, bearing interest payable on a quarterly basis at interest rate equal to Libor plus 0.275%.

10

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

b)	Direct loan in euros equivalent to $139,779 and $186,601 as of June 30, 2010 and 2009, respectively, with quarterly and semiannual maturities at variable rates, and final maturity in 2014.

c)	Direct loans in Mexican Pesos for $2,762,000 and $477,380 as of June 30, 2010 and 2009, respectively, with monthly installments, interest at variable rates, and final maturity in 2017.

d)	Other loans for $4,721 and $19,430 as of June 30, 2010 and 2009, respectively.

5.	Stockholders’ equity

a.	The historical amount of subscribed and paid-in common stock of Grupo Carso as of June 30, 2010 and 2009 is as follows:

	Number of shares 2010	2009	Amount 2010	2009
Series A1	2,745,000,000	2,745,000,000	$1,058,036	$1,058,036
Treasury shares repurchased	(432,489,500)	(419,418,100)	(166,700)	(161,661)

Historical capital stock	2,312,510,500	2,325,581,900	$891,336	$896,375

Common stock consists of ordinary, nominative and no par value shares.

b.	Pursuant a general ordinary Stockholders’ meeting on April 29, 2010, the payment of a dividend was approved by the shareholders in the amount of $0.66 per share, payable in two payments on May 18, 2010 and October, 19, 2010. This dividend payment amounted to $764,701.

Dividends declared during the year were taken from the consolidated net tax income account (“CUFIN”) balance.

c.	Retained earnings include the statutory legal reserve. Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of capital stock at its historical amount (nominal pesos). The legal reserve may be capitalized but may not be distributed unless the Company is dissolved, and must be replenished if it is reduced for any reason. At June 30, 2010 and 2009, the legal reserve of Grupo Carso is $381,635 (nominal pesos) and it is presented as part of retained earnings.

d.	Stockholders’ equity, except restated paid-in capital and tax retained earnings, will be subject to income tax payable by the Company at the rate in effect upon distribution. Any tax paid on such distribution may be credited against annual and estimated income taxes of the year in which the tax on dividends is paid and the following two fiscal years.

6.	Taxes on income

The Company is subject to ISR and IETU.

ISR is computed taking into consideration the taxable and deductible effects of inflation. The tax rate for 2009 was 28%, and will be 30% for 2010 to 2012, 29% for 2013, and 28% for 2014 and thereafter. The Company pays ISR, together with subsidiaries on a consolidated basis.

On December 7, 2009, amendments to the ISR Law were published, to become effective beginning in 2010. These amendments state that: a) ISR relating to tax consolidation benefits obtained from 1999 through 2004 should be paid in installments beginning in 2010 through 2015, and b) ISR relating to tax benefits obtained in the 2005 tax consolidation and thereafter, should be paid during the sixth through the tenth year after that in which the benefit was obtained.

11

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

IETU — Revenues, as well as deductions and certain tax credits, are determined based on cash flows of each fiscal year. The IETU rate is 17% and 16.5%, in 2009 and 2008, respectively; and 17.5% as of 2010. The Asset Tax Law was repealed upon enactment of the IETU Law; however, under certain circumstances, IMPAC paid in the ten years prior to the year in which ISR is paid, may be recovered, according to the terms of the law. In addition, as opposed to ISR, the parent and its subsidiaries will incur IETU on an individual basis.

Current income tax is the greater of the ISR and IETU.

Based on financial projections, in accordance with INIF 8, Effects of IETU, the Company and most of its subsidiaries, determined that they will essentially pay ISR, and therefore only recognize deferred ISR. Also, certain subsidiaries of the Company identified that essentially pay IETU therefore only recognize deferred IETU.

Grupo Carso has authorization from the Mexican Treasury Department (“SHCP”) to file a consolidated income and asset tax return with its subsidiaries.

7.	Commitments

I.	Commercial group:

a)	At June 30, 2010, Sanborns has executed contracts with suppliers for the remodeling and construction of certain stores.

b)	In addition, as of December 31, 2009, Sanborns and its subsidiaries executed lease contracts in 277 stores (Sears, Saks Fifth Avenue, Sanborn Hermanos, Sanborns-Café, Mix-Up, Discolandia, I Shop, Dorian’s, Corpti, Promusic and Sanborns Panamá). These lease contracts establish mandatory terms ranging from one to 20 years. Lease amounts paid during 2009 and 2008 were $686,356 and $717,662, respectively. Similarly, the Company and its subsidiaries have contracts with terms ranging from one to 15 years.

c)	On September 12, 2006, Sanborns, signed a contract for the payment of consultancy and license of use of trademark fees with an initial term of 15 years, with an option to renew for 10 more years, which establishes an annual minimum payment of 500,000 U.S. dollars for the use of the name of Saks Fifth Avenue.

d)	Sears Roebuck de Mexico, S.A. de C.V. (Sears Mexico) and Sears Roebuck and Co. (Sears US), recently signed an agreement through which the parties decided to extend the same terms in effect in the Use License Agreement Trademark and contracts of sale of goods and consultancy business covering the relationship between them. The agreement is in place until September 30, 2019, but provides for an additional seven-year extension on the same terms, unless one of the parties decides not to prolong it, by notifying the other party two years in advance.

II.	Infrastructure and construction:

a)	In January 2010, Pemex Exploración y Producción (“PEP”) assigned, through a direct adjudication to Servicios Integrales GSM, S.A. de C.V. (“GSM”) in joint ventyre with Operadora Cicsa, S.A. de C.V (“Operadora”), both subsidiaries of CICSA, the works for the drilling and preparation of 100 holes of the Terciary of South Region. The public works contract is valued at $1,028,380 plus U.S. $159,406 thousands, and will be executed over a 35-month period.

12

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

b)	In January 2010, CICSA announced that derived from the awarding of the contract to the winning partnership for the construction and operation of Planta de Tratamiento de Residual Aguas of Atotonilco de Tula Hidalgo, the Transmitter, through a partnership that will be constituted to the effect, will earn revenues of approximately $2,050,000 through its participation in the development of structural and architectonic engineering, as well as through its participation in the civil construction. Planta de Atotonilco will be the biggest in Mexico and one of biggest in the world. It has a planned capacity of 35 cubic meters per second (m3/s) for the residual water treatment in the Metropolitan Zone of the Valley of Mexico, cleaning 23 m3/s during dry seasons and 12 m3/s during rainy seasons, by means of a process module physical-chemistry.

c)	During December 2009, Operadora signed an agreement to work at unit prices with the Sistema de Autopistas, Aeropuertos, Servicios Conexos y Auxiliares del Estado de México (SAASCAEM) a government agency, to modernize the Tenango-Ixtapan de la Sal 4 lane highway, the Km 1 +100 to Km 32 +630, in the state of Mexico. The work consists of the increase from 2 to 4 lanes, including earthworks, drainage works, structures, asphalt paving, construction and adaptation of junctions with a total length of 31.6 km. The value of the project is $492,162 and will run in a contract period of 20 months.

d)	In October 2009, Operadora announced the agreement with Impulsora del Desarrollo y el Empleo en America Latina, S.A.B. de C.V. (“IDEAL”) (related party) to carry out works for the Construction and Modernization “ North Pacific Project” consisting of: (i) The South Libramiento Culiacan and Mazatlan Libramiento league and its branches, and (ii) The Highway Specifications High-Mazatlan Culiacan and modernization works associated with it. The works to be executed, according to contract signed in February 2010, amounting to a total of $3,678,200. CICSA bound serves as supportive in this project.

e)	In July 2009, Servicios Integrales GSM, S.A. de C.V. ( “GSM”) and Operadora Cicsa, S.A. de C.V. ( “Operadora”) received from Pemex Exploracion y Produccion ( “PEP”) the award of public works contract for the “Work integrated drilling in Tertiary Gulf Oil Project (Additional Package VIII). The value of this contract is approximately $203,528 plus US $119.897 thousand, plus the corresponding VAT, and will be executed over a period of approximately two years. In September 2009 started the implementation of this project, drilling 144 oil wells.

f)	In April 2009, Operadora entered into a contract with CFC Concesiones, S.A. de C.V., a subsidiary of IDEAL, to carry out the construction of phase two of the Highway located in the Northeast metropolitan area of Toluca, which consisted of two additional lanes, with a length of 29.4 km, located in the cities of Lerma, Toluca, Otzolotepec, Xonacatlan, Temoaya and Almoloya de Juarez, within a year. The contract is worth approximately $750,675. At the date of issuance of this report, the project continues under the program established.

8.	Contingencies

a)

There is an investigation of absolute monopolistic practices in the public market of rail freight in country initiated by the Federal Competition Commission ( “Cofeco”) by reason of the sale of the shares representing the capital of Ferrosur, S.A. de C.V. and the acquisition of shares representing the capital of Infrastructure and Transport Mexico, S.A. de C.V. As a result of this procedure, the Cofeco determined absolute monopolistic practice provided for in Article 9, fraction I, of the Federal Law on Economic Competition, by and among Grupo Carso and other companies, and ordered the suppression of the monopolistic practice and imposed a fine on, among other companies, Grupo Carso in the

13

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

For the Six-Month Period Ended June 30, 2010 and 2009

(Thousands of Mexican Pesos)

amount of $82,200, who also was ordered to post bond for the same amount, which was recorded as other assets in the accompanying consolidated balance sheet as of June 30, 2010.

In response, Grupo Carso filed for indirect relief before the sixth district administrative court in the Federal District. In the opinion of the Company’s legal counsel, there is insufficient information to estimate the outcome of this matter.

b)	Certain subsidiaries have court proceedings under way with the competent authorities for different reasons, mainly taxes and the recovery of long-term accounts receivable which they are owed. In the opinion of the Company’s officers and attorneys, most of these issues will be resolved favorably; if not, the result of such lawsuits is not expected to substantially affect its financial position or results of operations.

9.	Subsequent event

Spin-off — On August 24, 2010 pursuant a general ordinary Stockholders’ meeting, the spin-off of the mining and real estate sectors was approved, and therefore the two resulting entities will acquire the assets and will assume the liabilities of mining and real estate sectors effective on December 31, 2010, when the spin-off will be in effect.

10.	Authorization of the issuance of the financial statements

On September 30, 2010, the issuance of the consolidated financial statements was authorized by C.P. Quintín Botas Hernández. These consolidated financial statements are subject to the approval of the Board of Directors of the Company and the Ordinary Stockholders’ Meeting, at which the financial statements may be modified, based on provisions set forth in Mexican General Corporate Law.

* * * * * *

14

Grupo Carso, S.A.B. de C.V. and

Subsidiaries

Pro Forma Consolidated Balance Sheets

as of June 30, 2010 and December 31,

2009 and Pro Forma Consolidated

Statements of Income for the Six

Months Ended June 30, 2010 and for the

Year Ended December 31, 2009 and

Independent Accountants’ Report Dated

September 30, 2010

Independent Accountants’ Report on Pro

Forma Financial Information to the Board

of Directors and Stockholders of Grupo

Carso, S.A.B. de C.V.

We have examined the pro forma adjustments reflecting the transactions described in Note 1, and that are shown in the columns identified as “Pro Forma Adjustments”, and the application of such adjustments to the historical amounts presented in the accompanying pro forma consolidated balance sheet of Grupo Carso, S.A.B. de C.V. and Subsidiaries (the “Company” or “Grupo Carso”), as of December 31, 2010 and the related pro forma consolidated income statement for the year then ended. The historical consolidated financial statements of the Company were audited by us and are presented in another section of this report. The pro forma adjustments are based on management’s assumptions described in Note 3 to the pro forma consolidated financial statements. The pro forma financial information is responsibility of the Company’s management. Our responsibility is to express an opinion on this pro forma financial information based on our examination.

We conducted our examination in accordance with attestation standards established by the Mexican Institute of Public Accountants and therefore carried out procedures that we deemed necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In addition, we have reviewed the pro forma adjustments reflecting the transactions described in Note 1, and that are shown in the columns identified as “Pro Forma Adjustments”, and the application of such adjustments to the historical amounts presented in the accompanying pro forma consolidated balance sheet of Grupo Carso as of June 30, 2010 and the related pro forma consolidated income statement for the six months then ended. The basic consolidated financial statements of the Company as of June 30, 2010 and for the six months then ended were reviewed by us and are presented in another section of this report. The pro forma adjustments are based on management’s assumptions described in Note 3. We conducted our review in accordance with attestation standards established by the Mexican Institute of Public Accountants. A review is substantially less in scope than an examination of pro forma financial information.

The objective of an examination is to provide an opinion on management’s assumptions, the pro forma adjustments, and the application of such adjustments to the historical financial information. Accordingly, we do not express such an opinion on the reasonableness of the pro forma adjustments or the application of such adjustments presented in the pro forma consolidated balance sheet as of June 30, 2010 and to the pro forma consolidated income statement for the six months then ended.

The objective of this pro forma consolidated financial information is to show what the significant effects on the historical consolidated financial information might have been had the transactions that are described in Note 1 occurred on an earlier date. However, the pro forma consolidated balance sheets and the pro forma consolidated income statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the transactions described in Note 1 actually occurred on the date of the balance sheets or during the periods covered by the consolidated income statements.

In our opinion, management’s assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the appropriate application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of December 31, 2009, and the pro forma consolidated income statement for the year then ended.

Based on our review, nothing came to our attention that caused us to believe that management’s assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the appropriate application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of June 30, 2010, and the pro forma consolidated income statement for the six months then ended.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

C. P. C. Walter Fraschetto

September 30, 2010

2

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Pro Forma Consolidated Balance Sheets

As of June 30, 2010 and December 31, 2009

(Thousands of Pesos)

	June 2010					December 2009
		Pro Forma Adjustments					Pro Forma Adjustments
	Grupo Carso (historical amounts) (2)	Adjustments and eliminations (2)	Real State Sector (2)	Mining Sector (2)	Pro Forma (2)	Grupo Carso (historical amounts) (2)	Adjustments and eliminations (2)	Real State Sector (2)	Mining Sector (2)	Pro Forma (2)
Assets
Current assets:
Cash and cash equivalents	$6,833,998	$301,757	$(533,354)	$(3,971,711)	$2,630,690	$8,595,281	$227,927	$(969,859)	$(3,004,654)	$4,848,695
Accounts and documents receivable	20,339,960	5,948,185	(3,745,148)	(1,462,365)	21,080,632	19,509,696	5,130,295	(3,856,303)	(1,129,371)	19,654,317
Inventories — Net	14,002,244	(1,064)	(271,790)	(681,090)	13,048,300	14,544,836	(2,890)	(317,168)	(527,669)	13,697,109
Prepaids	515,130	—	(53,519)	(23,227)	438,384	498,692	1,480	(24,762)	(1,461)	473,949

Total current assets	41,691,332	6,248,878	(4,603,811)	(6,138,393)	37,198,006	43,148,505	5,356,812	(5,168,092)	(4,663,155)	38,674,070
Account receivable — long term	96,005	—	(3,893)	—	92,112	107,628	—	—	—	107,628
Property, plant and equipment — Net	45,930,154	20,481	(22,820,813)	(3,765,198)	19,364,624	42,269,423	34,805	(21,566,489)	(2,919,980)	17,817,759
Investments in associated companies and other	9,665,535	37,143	(1,228,195)	—	8,474,483	9,640,862	39,036	(1,186,073)	—	8,493,825
Other assets — Net	3,724,318	32,854	(31,060)	(1,499,105)	2,227,007	2,511,108	110,310	(10,506)	(443,952)	2,166,960

Total	$101,107,344	$6,339,356	$(28,687,772)	$(11,402,696)	$67,356,232	$97,677,526	$5,540,963	$(27,931,160)	$(8,027,087)	$67,260,242

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable to financial institutions	$4,408,278	$5,007,116	$(3,205,684)	$(4,069,776)	$2,139,934	$4,051,551	$3,400,864	$(3,142,642)	$(2,869,771)	$1,440,002
Notes payable	2,900,000	—	—	—	2,900,000	2,700,000	—	—	—	2,700,000
Trade accounts payable	6,296,787	6,920	(170,689)	(243,271)	5,889,747	6,163,309	64,027	(217,072)	(100,671)	5,909,593
Taxes and accrued expenses	11,309,104	1,255,709	(3,398,763)	(362,368)	8,803,682	10,185,078	1,926,725	(3,010,880)	(842,089)	8,258,834

Total current liabilities	24,914,169	6,269,745	(6,775,136)	(4,675,415)	19,733,363	23,099,938	5,391,616	(6,370,594)	(3,812,531)	18,308,429
Long-term debt	10,390,121	—	(3,254,868)	—	7,135,253	10,756,414	—	(3,356,399)	—	7,400,015
Other long-term obligations	4,132,507	32,851	(1,139,197)	(835,298)	2,190,863	4,123,920	110,311	(1,191,091)	(166,632)	2,876,508

Total liabilities	39,436,797	6,302,596	(11,169,201)	(5,510,713)	29,059,479	37,980,272	5,501,927	(10,918,084)	(3,979,163)	28,584,952
Stockholders’ equity:
Controlling interest	51,739,593	(383)	(16,310,077)	(3,921,603)	31,507,530	50,773,062	—	(15,786,174)	(2,759,484)	32,227,404
Non-controlling interest	9,930,954	37,143	(1,208,494)	(1,970,380)	6,789,223	8,924,192	39,036	(1,226,902)	(1,288,440)	6,447,886

Total Stockholders’ Equity	61,670,547	36,760	(17,518,571)	(5,891,983)	38,296,753	59,697,254	39,036	(17,013,076)	(4,047,924)	38,675,290

Total	$101,107,344	$6,339,356	$(28,687,772)	$(11,402,696)	$67,356,232	$97,677,526	$5,540,963	$(27,931,160)	$(8,027,087)	$67,260,242

(1)	Audited figures.
(2)	Unaudited figures.

3

Grupo Carso, S.A. de C.V. and Subsidiaries

Pro Forma Consolidated Income Statements

For the six months ended June 30, 2010 and for the year ended December 31, 2010

(Thousands of Mexican Pesos)

	June 2010					December 2009
		Pro Forma Adjustments					Pro Forma Adjustments
	Grupo Carso (historical amounts) (2)	Adjustments and eliminations (2)	Real State Sector (2)	Mining Sector (2)	Pro Forma (2)	Grupo Carso (historical amounts) (1)	Adjustments and eliminations (2)	Real State Sector (2)	Mining Sector (2)	Pro Forma (2)
Net sales	$34,535,109	$696,361	$(1,589,037)	$(3,404,756)	$30,237,677	$66,035,556	$980,760	$(3,808,296)	$(4,483,961)	$58,724,059
Cost of sales	23,691,577	480,850	(652,017)	(1,510,086)	22,010,324	45,816,901	619,313	(1,869,453)	(2,234,182)	42,332,579

Gross profit	10,843,532	215,511	(937,020)	(1,894,670)	8,227,353	20,218,655	361,447	(1,938,843)	(2,249,779)	16,391,480
Operating expenses	5,723,134	217,270	(441,237)	(241,865)	5,257,302	11,145,049	361,447	(831,698)	(345,939)	10,328,859

Operating income	5,120,398	(1,759)	(495,783)	(1,652,805)	2,970,051	9,073,606	—	(1,107,145)	(1,903,840)	6,062,621
Other (expenses) income — Net	(186,618)	—	(48,726)	106,776	(128,568)	(134,306)	—	(97,730)	116,587	(115,449)
Comprehensive financing cost	(845,431)	1,376	126,347	100,892	(616,816)	(1,488,941)	—	287,565	882,837	(318,539)
Equity in (losses) income of associated companies	708,308	7,563	(67,765)	—	648,106	1,169,909	16,939	(127,574)	—	1,059,274

Income from continuing operations before income taxes	4,796,657	7,180	(485,927)	(1,445,137)	2,872,773	8,620,268	16,939	(1,044,884)	(904,416)	6,687,907
Income taxes	1,210,429	—	(52,446)	(426,063)	731,920	1,916,523	—	64,748	(210,946)	1,770,325

Discontinued operations	3,586,228	7,180	(433,481)	(1,019,074)	2,140,853	6,703,745	16,939	(1,109,632)	(693,470)	4,917,582
(Loss) income from continuing operations	(22,576)	—	—	—	(22,576)	635,668	—	—	—	635,668

Net consolidated income (loss)	$3,563,652	$7,180	$(433,481)	$(1,019,074)	$2,118,277	$7,339,413	$16,939	$(1,109,632)	$(693,470)	$5,553,250

Controlling interest	$3,197,617	$(383)	$(402,311)	$(846,118)	$1,948,805	$6,390,360	$—	$(1,027,345)	$(426,812)	$4,936,203
Non-controlling interest	366,035	7,563	(31,170)	(172,956)	169,472	949,053	16,939	(82,287)	(266,658)	617,047

	$3,563,652	$7,180	$(433,481)	$(1,019,074)	$2,118,277	$7,339,413	$16,939	$(1,109,632)	$(693,470)	$5,553,250

(1)	Audited figures.
(2)	Unaudited figures.

4

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to pro forma consolidated financial information

For the six months ended June 30, 2010 and for the year ended December 31, 2010

(Thousands of Mexican Pesos)

1.	Objective of the pro forma consolidated financial statements

a.	Objective of the pro forma consolidated financial statements — The objective of this pro forma consolidated financial information is to show what the significant effects on the historical financial information might have been had the spin-off that is described in the following paragraph, had occurred on the date of the balance sheets or during the periods presented in the consolidated income statements base. However, the pro forma consolidated balance sheets and the pro forma consolidated income statements to which these notes relate, are not necessarily indicative of the results of the operations or related effects on the financial position that would have been attained, had the above-mentioned transactions occurred on the date of the general balance sheets and during the periods presented in the consolidated income statements.

b.	Spin-off — On December 8, 2008 and August 24, 2010, the board of directors resolved to submit for the authorization of the General Assembly of Shareholders, the possibility of spinning off the real estate and mining assets, whose final result will be the constitution of: (i) a stock-exchange traded, joint-stock company of variable capital that will be direct proprietor or indirectly through its subsidiaries, of diverse properties with real estate that are currently property of Grupo Carso and its subsidiaries and whose main activity will consist of the acquisition, commercial renting of used real estate offices, establishments and of services, tourist and residential hotels, universities, hospitals, real estate developments, and rustic clubs and/or of golf; and (II) a stock-exchange traded, joint-stock company of variable capital that will be direct proprietor or indirectly through its subsidiaries, of the mining assets currently property of Grupo Carso and its subsidiaries and whose activity will consist mainly, in the exploration and operation of mining lots for the concentrated of seal with lead-silver, concentrated of zinc, concentrated production and commercialization of copper, receives in cathode form and bars I gilded (of gold and silver).

2.	Basis of preparation

The consolidated financial information for the six months ended June 30, 2010 and for the year ended December 31, 2009 “Historical Amounts”, that appear in the consolidated balance sheets and consolidated statements of income, is prepared according to Mexican Financial Reporting Standards (NIF).

The selected consolidated financial information for the six months ended June 30, 2010 is not audited, but in opinion of the Administration, it reflects the results of the interim period. The results of this interim period do not necessarily indicate the results of the year. The selected consolidated financial information must be read altogether with the consolidated financial statements and related notes for the year ended December 31, 2008 (to see consolidated financial statements for the years ended December 31, 2009 and 2008 in Appendix A).

The consolidated financial information in the “Historical Amounts” column includes Grupo Carso and all of its subsidiaries.

The selected financial information of the subsidiaries abroad is conformed to NIF. The effect of the conversion of this financial information is recorded in the income statement or stockholder’s equity depending on whether it is an integrated foreign operations or foreign operations, respectively.

The preparation of the financial information in accordance with NIF, require that management makes estimations and assumptions, which affect the amounts and disclosures reported in the financial information. The estimates are based on the best knowledge of management of facts, nevertheless, the actual results may differ from these estimates.

5

Grupo Carso, S.A.B. de C.V. and Subsidiaries

Notes to pro forma consolidated financial information—(Continued)

For the six months ended June 30, 2010 and for the year ended December 31, 2010

(Thousands of Mexican Pesos)

This information should be read in connection with the audited consolidated financial statements of Grupo Carso and its corresponding notes to financial statements for the years ended December 31, 209 and 2008, issued on March 201, 2010; and with the condensed consolidated financial statements of Grupo Carso and its corresponding notes for the six months ended June 30, 2010 and 2009, which were reviewed and issued on September 30, 2010. It should be understood that the pro forma consolidated financial statements are presented solely for the required legal requirements.

3.	Pro forma consolidated financial information

The consolidated pro forma financial information of the Company, has been prepared with the sole objective of presenting the financial situation and the results of the operations, considering the spin-off of the businesses in the real estate and the mining sectors, as described in Note 1.

-	Adjustments and eliminations — They are numbers that reflect the net effect between the reversal of the consolidating adjustments to eliminate balances and transactions between the entities consolidated in Grupo Carso with the entities that compose the real estate and mining sectors. Also, it includes transactions that although have not been made at June 30, 2010, are considered will be made on the date due to the effects of the spin-off.

-	Discontinued operation — During 2009 the Company sold the stock of its subsidiaries dedicated to the transformation and sale of copper and aluminum products, and to the manufacture and sale of PVC tubes. Therefore, the heading of discontinued operation contains the results of the operations generated by the discontinued subsidiaries.

-	Real estate sector — These are the amounts identified with the businesses of the real estate sector, which will be spun off at the moment of the transaction.

-	Mining sector — They are the amounts identified with the businesses in the mining sector, which will be spun off at the moment of the transaction.

-	Resulting Pro Forma amounts — They correspond to the consolidated financial information of Grupo Carso after recognizing the above-mentioned pro forma adjustments.

4.	Authorization of the issuance of the pro forma consolidated financial statements

On September 30, 2010, the issuance of the pro forma consolidated financial statements was authorized by C.P. Quintín Botas Hernández. These pro forma consolidated financial statements are subject to the approval of the Board of Directors of the Company and the Ordinary Stockholders’ Meeting, at which the financial statements may be modified, based on provisions set forth in Mexican General Corporate Law.

*  *  *  *  *  *

6